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                                                                  EXHIBIT 2




                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                                HADCO CORPORATION

                           HADCO ACQUISITION CORP. II

                                       AND

                           CONTINENTAL CIRCUITS CORP.

                             DATED FEBRUARY 16, 1998
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                                TABLE OF CONTENTS
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ARTICLE I
          THE OFFER..............................................................................................1
                  1.1      The Offer.............................................................................1
                  1.2      Offer Documents.......................................................................3
                  1.3      Company Actions.......................................................................4
                  1.4      Directors.............................................................................5

ARTICLE II
         THE MERGER..............................................................................................6
                  2.1      The Merger ...........................................................................6
                  2.2      Closing...............................................................................6
                  2.3      Effective Time of the Merger..........................................................6
                  2.4      Effects of the Merger.................................................................6

ARTICLE III
         EFFECT OF THE MERGER ON THE CAPITAL STOCK OF
         THE CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES..................................................7
                  3.1      Effect on Capital Stock...............................................................7
                                    (a)     Capital Stock of Sub.................................................7
                                    (b)     Cancellation of Treasury Stock and
                                            Parent-Owned Stock...................................................7
                  3.2      Conversion of Securities..............................................................7
                  3.3      Payment for Shares....................................................................8
                                    (a)     Paying Agent.........................................................8
                                    (b)     Payment Procedures...................................................8
                                    (c)     Termination of Payment Fund; Interest................................9
                                    (d)     No Liability.........................................................9
                                    (e)     Withholding Rights ..................................................9
                  3.4      Stock Transfer Books..................................................................10
                  3.5      Stock Options.........................................................................10
                  3.6      Dissenting Shares.....................................................................10

ARTICLE IV
         REPRESENTATIONS AND WARRANTIES..........................................................................11
                  4.1      Representations and Warranties of the Company.........................................11
                                    (a)     Organization, Standing and Power.....................................11
                                    (b)     Capital Structure....................................................11
                                    (c)     Authority; No Violations; Consents and Approvals.....................12
                                    (d)     SEC Documents........................................................14
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
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                                    (e)     Information Supplied.................................................14
                                    (f)     Compliance with Applicable Laws......................................15
                                    (g)     Litigation...........................................................15
                                    (h)     Taxes................................................................15
                                    (i)     Pension And Benefit Plans; ERISA.....................................17
                                    (j)     Absence of Certain Changes or Events.................................19
                                    (k)     No Undisclosed Material Liabilities..................................19
                                    (l)     Vote Required........................................................19
                                    (m)     Labor Matters........................................................20
                                    (n)     Intangible Property..................................................20
                                    (o)     Environmental Matters................................................21
                                    (p)     Real Property........................................................23
                                    (q)     Insurance............................................................24
                                    (r)     Board Recommendation.................................................24
                                    (s)     Material Contracts...................................................25
                                    (t)     Related Party Transactions...........................................25
                                    (u)     Indebtedness.........................................................26
                                    (v)     Liens................................................................26
                                    (w)     Opinion of Financial Advisor.........................................26
                  4.2      Representations, Warranties, and Covenants of Parent and Sub..........................26
                                    (a)     Organization, Standing and Power.....................................26
                                    (b)     Authority; No Violations; Consents and Approvals.....................26
                                    (c)     Information Supplied.................................................27
                                    (d)     Board Recommendation.................................................28
                                    (e)     Financing............................................................28
                                    (f)     Interim Operations of Sub............................................28

ARTICLE V
         COVENANTS RELATING TO CONDUCT OF BUSINESS...............................................................28
                  5.1      Covenants of the Company..............................................................28
                                    (a)     Ordinary Course......................................................28
                                    (b)     Dividends; Changes in Stock..........................................28
                                    (c)     Issuance of Securities...............................................28
                                    (d)     Governing Documents..................................................29
                                    (e)     No Solicitation......................................................29
                                    (f)     No Acquisitions......................................................30
                                    (g)     No Dispositions......................................................30
                                    (h)     SEC Filings..........................................................31
                                    (i)     No Dissolution, Etc..................................................31
                                    (j)     Other Actions........................................................31
                                    (k)     Certain Employee Matters.............................................31
                                    (l)     Indebtedness; Agreements.............................................31
                                    (m)     Accounting...........................................................32

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                                    (n)     Capital Expenditures.................................................32

ARTICLE VI
         ADDITIONAL AGREEMENTS...................................................................................32
                  6.1      Preparation of the Proxy Statement; Company Stockholders
                           Meeting; Merger without a Company Stockholders Meeting................................32
                  6.2      Access to Information.................................................................33
                  6.3      Legal Conditions to Merger............................................................33
                  6.4      Fees and Expenses.....................................................................33
                  6.5      Brokers or Finders....................................................................34
                  6.6      Indemnification; Directors' and Officers' Insurance...................................34
                  6.7      Reasonable Efforts....................................................................36
                  6.8      Conduct of Business of Sub............................................................36
                  6.9      Publicity.............................................................................36

ARTICLE VII
         CONDITIONS PRECEDENT....................................................................................36
                  7.1      Conditions to Each Party's Obligation to Effect the Merger............................36
                                    (a)     Stockholder Approval.................................................36
                                    (b)     HSR Act..............................................................36
                                    (c)     No Injunctions or Restraints.........................................37
                  7.2      Conditions of Obligations of Parent and Sub...........................................37
                                    (a)     Payment for Shares...................................................37
                                    (b)     Representations and Warranties.......................................37
                                    (c)     Performance of Obligations of the Company............................37
                                    (d)     Consents, etc........................................................37
                                    (e)     No Material Adverse Change...........................................37

ARTICLE VIII
         TERMINATION AND AMENDMENT...............................................................................38
                  8.1      Termination...........................................................................38
                  8.2      Effect of Termination.................................................................39
                  8.3      Amendment.............................................................................39
                  8.4      Extension; Waiver.....................................................................39

ARTICLE IX
         GENERAL PROVISIONS......................................................................................39
                  9.1      Nonsurvival of Representations, Warranties and Agreements.............................39
                  9.2      Notices...............................................................................39
                  9.3      Interpretation........................................................................41
                  9.4      Counterparts..........................................................................41
                  9.5      Entire Agreement; No Third Party Beneficiaries; Rights of
                           Ownership.............................................................................41
                  9.6      Governing Law.........................................................................41
                  9.7      No Remedy in Certain Circumstances....................................................41
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                  9.8      Assignment............................................................................42
                  9.9      Obligations of Sub....................................................................42

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                            Glossary of Defined Terms


Defined Terms                                                 Defined in Section

90% Tender Condition                                                      1.1(c)
Acquisition Proposal                                                  5.1(e)(ii)
Additional SEC Contracts                                                  4.1(s)
Agreement                                                               preamble
Benefit Plans                                                       4.1(i)(i)(A)
Board Percentage                                                          1.4(a)
Cash Merger                                                              1.1(c)
CERCLA                                                              4.1(o)(i)(B)
Certificate of Merger                                                        2.3
Certificates                                                              3.3(b)
Closing                                                                      2.2
Closing Date                                                                 2.2
Code                                                                      3.3(e)
Company                                                                 preamble
Company Common Stock                                                    preamble
Company Intangible Property                                            4.1(n)(i)
Company Intangible Property Licenses                                 4.1(n)(iii)
Company Litigation                                                        4.1(g)
Company Order                                                             4.1(g)
Company Permits                                                           4.1(f)
Company SEC Documents                                                     4.1(d)
Company Stockholder Approval                                          4.1(c)(iv)
Company Voting Debt                                                       4.1(b)
Confidentiality Agreement                                                    6.2
Constituent Corporations                                                     2.1
Continuing Director                                                       1.4(b)
Control                                                                   3.2(a)
Designated Person                                                         6.4(c)
DGCL                                                                         2.1
Dissenting Shares                                                            3.6
Effective Time                                                               2.3
Employee Arrangements                                               4.1(i)(i)(B)
Environmental Costs and Liabilities                                 4.1(o)(i)(A)
Environmental Law                                                   4.1(o)(i)(B)
Exchange Act                                                              1.1(a)
Fairness Opinion                                                          4.1(w)
GAAP                                                                      4.1(d)
Governmental Entity                                                   4.1(c)(iv)

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Hazardous Material                                                  4.1(o)(i)(C)
HSR Act                                                               4.1(c)(iv)
Indebtedness                                                              4.1(u)
Indemnified Parties                                                          6.6
Indemnified Liabilities                                                      6.6
Injunction                                                                7.1(c)
Laws                                                                 4.1(c)(iii)
Majority Tender Condition                                                 1.1(c)
Material Adverse Effect                                                   4.1(a)
Material Contracts                                                        4.1(s)
Material Employment Contracts                                             4.1(s)
Merger                                                                       2.1
Merger Consideration                                                      3.2(a)
OSHA                                                                4.1(o)(i)(B)
Offer                                                                     1.1(a)
Offer Consideration                                                       1.1(a)
Offer Documents                                                              1.2
Option Consideration                                                      3.5(a)
Options                                                                   3.5(a)
Parent                                                                  preamble
Paying Agent                                                              3.3(a)
Payment Fund                                                              3.3(a)
Preferred Stock                                                           4.1(b)
Permitted Investments                                                     3.3(a)
Proxy Statement                                                       4.1(c)(iv)
Proxy Trigger Date                                                        6.1(a)
Real Property                                                          4.1(p)(i)
Real Property Leases                                                  4.1(p)(ii)
Release                                                             4.1(o)(i)(D)
Remedial Action                                                     4.1(o)(i)(E)
Representatives                                                           5.1(e)
SEC                                                                       1.1(b)
SEC Contracts                                                             4.1(s)
Schedule 14D-1                                                               1.2
Schedule 14D-9                                                               1.3
Securities Act                                                            4.1(d)
Shares                                                                  preamble
Stock Option Plans                                                        3.5(a)
Stock Purchase Plan                                                       3.5(b)
Stockholders Agreement                                                  preamble
Sub                                                                     preamble
Subsidiary                                                                3.2(a)
Superior Proposal                                                      5.1(e)(i)
Surviving Corporation                                                        2.1
Termination Fee                                                           6.4(b)

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Trigger Event                                                             6.4(b)
Violation                                                            4.1(c)(iii)
WARN                                                                   4.1(m)(v)


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                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF Merger, dated as of February 16, 1998 (this "Agreement"), is made and entered into by Hadco Corporation, a Massachusetts corporation ("Parent"), Hadco Acquisition Corp. II, a Delaware corporation and a direct wholly-owned subsidiary of Parent ("Sub"), and Continental Circuits Corp., a Delaware corporation (the "Company").

         WHEREAS, the respective Boards of Directors of Parent, Sub and the Company have unanimously approved the acquisition of the Company by Parent, by means of the merger of Sub with and into the Company, upon the terms and subject to the conditions set forth in the Agreement;

         WHEREAS, to effectuate the acquisition, Parent and the Company each desire that Sub commence a cash tender offer to purchase all of the outstanding shares of common stock, par value $.01 per share, of the Company ("Shares" or "Company Common Stock"), upon the terms and subject to the conditions set forth in this Agreement and the Offer Documents (as defined in Section 1.2), and the Board of Directors of the Company has unanimously approved such tender offer and agreed to recommend to its stockholders that they accept the tender offer and tender their Company Common Stock pursuant thereto;

         WHEREAS, as an inducement to Parent and Sub entering into this Agreement (i) certain beneficial and record holders of the Company Common Stock are entering into an agreement (the "Stockholders Agreement") providing for the tender of their Shares pursuant to the Offer (as defined in Section 1.1) and certain other matters with respect to their Shares and (ii) the Company has approved the execution and delivery of the Stockholders Agreement by the parties thereto; and

         WHEREAS, Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Offer and the Merger (as defined in Section 2.1) and also to prescribe various conditions to consummation thereof.

         NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I
                                    THE OFFER

         1.1      The Offer.

                  (a) Provided that none of the events set forth in Exhibit A hereto shall have occurred and be continuing, as promptly as practicable (but in any event not later than five

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business days after the public announcement of the execution and delivery of this Agreement), Sub shall commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), an offer to purchase (the "Offer") all outstanding shares of the Company Common Stock at a price of $23.90 per share, net to the seller in cash (the "Offer Consideration"). The obligations of Parent and Sub to commence the Offer, consummate the Offer, accept for payment and pay for shares of Company Common Stock validly tendered in the Offer and not withdrawn shall be subject only to those conditions set forth on Exhibit A hereto.

                  (b) Parent and Sub expressly reserve the right to amend or modify the terms of the Offer, except that, without the prior written consent of the Company, Sub shall not (and Parent shall not cause Sub to) (i) decrease the Offer Consideration or change the form of consideration therefor or decrease the number of Shares sought pursuant to the Offer, (ii) change, in any material respect, the conditions to the Offer, (iii) impose additional material conditions to the Offer, (iv) waive the condition (sometimes called the "90% Tender Condition") that there shall be validly tendered and not withdrawn prior to the time the Offer expires a number of shares of Company Common Stock which constitutes at least 90% of the Shares outstanding on a fully-diluted basis on the date of purchase ("on a fully-diluted basis" having the following meaning, as of any date: the number of shares of Company Common Stock outstanding, together with Shares which the Company may be required to issue pursuant to obligations outstanding at that date under stock option, stock purchase or similar benefit plans, or otherwise); provided that Sub shall have the right, at its option and without the Company's consent, to modify such condition to reduce the minimum number of shares of Company Common Stock being sought to a number of Shares that constitutes at least a majority of the Shares outstanding on a fully-diluted basis on the date of purchase (the condition as so modified, sometimes called the "Majority Tender Condition"), (v) extend the expiration date of the Offer (except that Sub may extend the expiration date of the Offer
(a) as required by law, (b) for up to ten (10) business days after the initial expiration date or for longer periods (not to exceed 90 calendar days from the date of commencement of the Offer) in the event that any condition to the Offer is not satisfied, or (c) for one or more times for an aggregate period of up to 15 days (not to exceed 90 calendar days from the date of commencement for any reason other than those specified in the immediately preceding clause (a) or clause (b))), or (vi) amend any term of the Offer in any manner materially adverse to holders of shares of Company Common Stock; provided, however, that, except as set forth above, Sub may waive any other condition to the Offer in its sole discretion and, provided further, that the Offer may be extended in connection with an increase in the consideration to be paid pursuant to the Offer so as to comply with applicable rules and regulations of the United States Securities and Exchange Commission (the "SEC"). Assuming the prior satisfaction or waiver of the conditions to the Offer, Sub shall accept for payment, and pay for, in accordance with the terms of the Offer, all shares of Company Common Stock validly tendered and not withdrawn pursuant to the Offer as soon as practicable after the expiration date thereof. The initial expiration date of the Offer shall be twenty business days from the commencement; further provided, however, that Sub shall extend the expiration date of the Offer for up to 30 additional days in the event and to the extent that the events in both clauses
(i) and (ii) below have occurred: (i) the conditions to the Offer are not satisfied solely because the applicable waiting periods under the HSR Act have not expired or been terminated;

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and (ii) the Company has made the required filing described in Section
4.1(c)(iv)(A) within 10 days of the date hereof.

                  (c) Parent, Sub and the Company agree that if the Majority Tender Condition and all of the conditions to the Offer other than the 90% Tender Condition shall have been satisfied as of the expiration date of the Offer (as such expiration date may have been extended in accordance with Section 1.1(b)), then Parent and Sub shall either (i) waive the 90% Tender Condition and substitute the Majority Tender Condition or (ii) terminate the Offer and require the Company to solicit the approval of its stockholders for a cash merger (the "Cash Merger") of the Company with Sub in accordance with Article II hereof, and a Cash Merger shall be governed by the other provisions of this Agreement relating to a Merger, Effective Time, Proxy Statement, Merger Consideration, Closing Date and like terms, all of which shall apply to a Cash Merger, and in such case each issued and outstanding share of the Company Common Stock, options to acquire shares of Company Common Stock and shares of the capital stock of Sub will be treated in accordance with Article III hereof. If pursuant to the provisions of clause (ii) of the preceding sentence Parent and Sub elect to terminate the Offer and pursue the Cash Merger, the Company and Parent shall promptly undertake the actions contemplated by Section 6.1 hereof as if Sub had accepted for payment and paid for Shares in the Offer, the obligations of Parent and Sub to effect the Cash Merger shall be subject to Section 8 and to the satisfaction of the conditions set forth on Exhibit A hereto and the Company and its Subsidiaries shall continue to have the obligations in Section 5 and 6 and to be subject to the conditions set forth in Sections 7.1 and 7.2 in respect of the Cash Merger.

         1.2 Offer Documents. As soon as practicable on the date of commencement of the Offer, Parent and Sub shall file or cause to be filed with the SEC a Tender Offer Statement on Schedule 14D-1 (the "Schedule 14D-1") with respect to the Offer which shall contain the offer to purchase and related letter of transmittal and other ancillary Offer documents and instruments pursuant to which the Offer will be made (collectively with any supplements or amendments thereto, the "Offer Documents") and shall contain (or shall be amended in a timely manner to contain) all information which is required to be included therein in accordance with the Exchange Act and the rules and regulations thereunder and any other applicable law, and shall conform in all material respects with the requirements of the Exchange Act and any other applicable law; provided, however, that no agreement or representation hereby is made or shall be made by Parent or Sub with respect to information supplied by the Company expressly for inclusion in, or with respect to Company information derived from the Company's public SEC filings that is included or incorporated by reference in, the Offer Documents. Parent, Sub and the Company each agree promptly to correct any information provided by them for use in the Offer Documents if and to the extent that it shall have become false or misleading in any material respect and Sub further agrees to take all lawful action necessary to cause the Offer Documents as so corrected to be filed promptly with the SEC and to be disseminated to holders of Company Common Stock, in each case as and to the extent required by applicable law. In conducting the Offer, Parent and Sub shall comply in all material respects with the provisions of the Exchange Act and any other applicable law. The Company and its counsel shall be given a reasonable opportunity to review and comment on the Offer Documents and any amendments thereto prior to the filing thereof with the SEC.

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         1.3     Company Actions. The Company hereby consents to the Offer and represents that (a) its Board of Directors (at a meeting duly called and held) has unanimously (i) determined that each of this Agreement, the Offer and the Merger are fair to and in the best interests of the stockholders of the Company,
(ii) approved the execution, delivery and performance of this Agreement and the Stockholders Agreement and the consummation of the transactions contemplated hereby and thereby, including the Offer and the Merger, and a majority of the members of the Board of Directors of the Company voting for such approval were and are Continuing Directors (as defined in and for purposes of Section 11(b) of the Company's Restated Certificate of Incorporation), and (iii) after considering its fiduciary duties under applicable law upon the advice of counsel, resolved to recommend acceptance of the Offer, approval and adoption of this Agreement and approval of the Merger by the holders of Company Common Stock, and (b) A.G. Edwards & Sons, Inc. ("Edwards") has delivered to the Board of Directors of the Company its written opinion that the Offer Consideration to be received by the holders of Company Common Stock in the Offer and in the Merger is fair, from a financial point of view, to such holders. The Board of Directors of the Company shall not withdraw, modify or amend its approval or recommendation of the Offer, this Agreement, the Stockholders Agreement or the Merger unless the Board of Directors of the Company shall conclude in good faith upon the advice of counsel that such action is required under applicable law for the discharge of such Board's fiduciary duties. The Company hereby consents to the inclusion in the Offer Documents of the recommendation referred to in this
Section 1.3. The Company hereby agrees to file with the SEC simultaneously with the filing by Parent and Sub of the Schedule 14D-1, a Solicitation/Recommendation Statement on Schedule 14D-9 (together with all amendments and supplements thereto, the "Schedule 14D-9") containing such recommendations of the Board of Directors of the Company in favor of the Offer and the Merger and otherwise complying with Rule 14d-9 under the Exchange Act. The Schedule 14D-9 shall comply in all material respects with the Exchange Act and any other applicable law and shall contain (or shall be amended in a timely manner to contain) all information which is required to be included therein in accordance with the Exchange Act and the rules and regulations thereunder and any other applicable law. The Company, Parent and Sub each agree promptly to correct any information provided by them for use in the Schedule 14D-9 if and to the extent that it shall have become false or misleading in any material respect and the Company further agrees to take all lawful action necessary to cause the
Schedule 14D-9 as so corrected to be filed promptly with the SEC and disseminated to the holders of Company Common Stock, in each case as and to the extent required by applicable law. Parent, Sub and their counsel shall be given a reasonable opportunity to review and comment on the Schedule 14D-9 and any amendments thereto prior to the filing thereof with the SEC. In connection with the Offer, the Company shall promptly furnish, or cause its transfer agent to furnish, Parent with mailing labels, security position listings and all available listings or computer files containing the names and addresses of the record holders of the Company Common Stock as of the latest practicable date and shall furnish, or cause its transfer agent to furnish, Parent with such information and assistance (including updated lists of stockholders, mailing labels and lists of security positions) as Parent or its agents may reasonably request in communicating the Offer to the record and beneficial holders of Company Common Stock. Subject to the requirements of applicable law, and except for such actions as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Offer

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
and the Merger, Parent and Sub and each of their affiliates, associates, partners, employees, agents and advisors shall hold in confidence the information contained in such labels and lists, shall use such information only in connection with the Offer and the Merger, and, if this Agreement is terminated, in accordance with its terms, shall deliver promptly to the Company all copies of such information then in their possession or under their control.

         1.4      Directors.

                  (a) Promptly upon the purchase pursuant to the Offer by Parent or any of its subsidiaries of such number of shares of Company Common Stock as represents at least 50.1% of the outstanding shares of Company Common Stock (on a fully diluted basis), and from time to time thereafter, Parent shall be entitled to designate such number of directors, rounded up to the next whole number as will give Parent, subject to compliance with Section 14(f) of the Exchange Act, representation on the Board of Directors of the Company equal to the product of (x) the number of directors on the Board of Directors of the Company (giving effect to any increase in the number of directors pursuant to this Section 1.4) and (y) the percentage that such number of Shares so purchased bears to the aggregate number of Shares outstanding (but not more than 75%) (such number being, the "Board Percentage"), and the Company shall, upon request by Parent, promptly use its best efforts to satisfy the Board Percentage by (i) increasing the size of the Board of Directors of the Company or (ii) using its best efforts to secure the resignations of such number of directors as is necessary to enable Parent's designees to be elected to the Board of Directors of the Company and shall cause Parent's designees promptly to be so elected; provided that, in no event prior to the Effective Time shall the number of Continuing Directors, as defined in Section 1.4(b) below, on the Board of Directors be less than one. At the request of Parent, the Company shall take, at the Company's expense, all lawful action necessary to effect any such election, including, without limitation, mailing to its stockholders the information required by Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder, unless such information has previously been provided to the Company's stockholders in the Schedule 14D-9.

                  (b) Following the election or appointment of Parent's designees pursuant to this Section 1.4 and prior to the Effective Time (as defined in Section 2.3) of the Merger, any (i) amendment or termination of this Agreement, (ii) extension for the performance or waiver of the obligations or other acts of Parent or Sub, (iii) action which might affect the accuracy of the representations and warranties under Article IV, or (iv) waiver of the Company's rights hereunder shall require the concurrence of a majority of directors of the Company then in office who are "Continuing Directors". The term "Continuing Director" shall mean (i) each member of the Board of Directors of the Company on the date hereof who is a "disinterested director," as such term is used in Arizona Revised statutes Section 10-2741 and (ii) any successor to any Continuing Director that was recommended to succeed such Continuing Director by a majority of the Continuing Directors then on the Board of Directors, but shall not mean any designee of Parent pursuant to this Section 1.4 or any successor to such designee.


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
                                   ARTICLE II
                                   THE MERGER

         2.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporate Law, as amended (the "DGCL"), Sub shall be merged (the "Merger") with and into the Company at the Effective Time. At the Effective Time, the separate corporate existence of Sub shall cease, and the Company shall continue as the surviving corporation and a direct wholly owned subsidiary of Parent (Sub and the Company are sometimes hereinafter referred to as "Constituent Corporations" and, as the context requires, the Company is sometimes hereinafter referred to as the "Surviving Corporation"), and shall continue under the name Hadco Phoenix, Inc.

         2.2 Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to
Section 8.1, the closing of the Merger (the "Closing") shall take place at 10:00 a.m., New York time, as soon as practicable following satisfaction or waiver of the conditions set forth in Article VII (the "Closing Date"), at the offices of Testa, Hurwitz & Thibeault, LLP, 125 High Street, Boston, MA 02110, unless another date, time or place is agreed to in writing by the parties hereto.

         2.3 Effective Time of the Merger. Subject to the provisions of this Agreement, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware, as provided in the DGCL, as soon as practicable on or after the Closing Date. The Merger shall become effective upon such filing or at such time thereafter as is provided in the Certificate of Merger (the "Effective Time").

         2.4      Effects of the Merger.

                  (a) The Merger shall have the effects as set forth in the applicable provisions of the DGCL.

                  (b) The directors of Sub and the officers of the Company immediately prior to the Effective Time shall, from and after the Effective Time, be the initial directors and officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified, or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and Bylaws.

                  (c) The Certificate of Incorporation of Sub in the form attached hereto as Exhibit B shall be the Certificate of Incorporation of the Surviving Corporation until amended in accordance with the DGCL, except that the name shall be changed to Hadco Phoenix, Inc.

                  (d) The Bylaws of Sub in the form attached hereto as Exhibit C shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by applicable law, the Certificate of Incorporation or the Bylaws.

                                   ARTICLE III
                  EFFECT OF THE MERGER ON THE CAPITAL STOCK OF
             THE CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

        3.1 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock or the holder of any capital stock of Sub:

                  (a) Capital Stock of Sub. Each share of the capital stock of Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of Common Stock, par value $.01 per share, of the Surviving Corporation.

                  (b) Cancellation of Treasury Stock and Parent-Owned Stock. Each share of Company Common Stock and all other shares of capital stock of the Company that are owned by the Company and all shares of Company Common Stock and other shares of capital stock of the Company owned by Parent or Sub shall be canceled and retired and shall cease to exist and no consideration shall be delivered or deliverable in exchange therefor.

        3.2 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Sub, the Company or the holders of any of the shares thereof:

                  (a) subject to the other provisions of this Section 3.2, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (excluding shares owned, directly or indirectly, by the Company or any Subsidiary (as defined below) of the Company or by Parent, Sub or any other Subsidiary of Parent and Dissenting Shares (as defined in Section 3.6)) shall be converted into the right to receive the Offer Consideration, payable to the holder thereof, without any interest thereon, less any required withholding taxes (the "Merger Consideration"), upon surrender and exchange of the Certificates (as defined in Section 3.3). As used in this Agreement the word "Subsidiary", with respect to any party, means any corporation, partnership, joint venture or other organization, whether incorporated or unincorporated which is, directly or indirectly, controlled by such party. For the purposes of this definition, "control" means the possession of the power to direct or cause the direction of management and policies of such corporation, partnership, joint venture or other organization, whether through the ownership of voting securities, by contract or otherwise.

                  (b) All such shares of Company Common Stock, when converted as provided in Section 3.2(a), no longer shall be outstanding and shall automatically be canceled and retired and shall cease to exist, and each Certificate previously evidencing Shares shall thereafter represent only the right to receive the Merger Consideration. The holders of Certificates previously evidencing Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to the Company Common Stock except as otherwise provided herein or by law and, upon the surrender of Certificates in accordance with the provisions of Section 3.3, shall only represent the right to receive for their Shares, the Merger Consideration, without any interest thereon.

         3.3      Payment for Shares.

                  (a) Paying Agent. Prior to the Effective Time, Sub shall appoint a United States bank or trust company reasonably acceptable to the Company to act as paying agent (the "Paying Agent") for the payment of the Merger Consideration, and Sub shall deposit or shall cause to be deposited with the Paying Agent in a separate fund established for the benefit of the holders of shares of Company Common Stock, for payment in accordance with this Article III, through the Paying Agent (the "Payment Fund"), immediately available funds in amounts necessary to make the payments pursuant to Section 3.2(a) and this
Section 3.3 to such holders (other than the Company or any Subsidiary of the Company or Parent, Sub or any other Subsidiary of Parent, or holders of Dissenting Shares). The Paying Agent shall, pursuant to irrevocable instructions, pay the Merger Consideration out of the Payment Fund.

                  The Paying Agent shall invest portions of the Payment Fund as Parent directs in obligations of or guaranteed by the United States of America, in commercial paper obligations receiving the highest investment grade rating from both Moody's Investors Services, Inc. and Standard & Poor's Ratings Service, or in certificates of deposit, bank repurchase agreements or banker's acceptances of commercial banks with capital exceeding $1,000,000,000 (collectively, "Permitted Investments"); provided, however, that the maturities of Permitted Investments shall be such as to permit the Paying Agent to make prompt payment to former holders of Company Common Stock entitled thereto as contemplated by this Section. Parent and the Surviving Corporation shall cause the Payment Fund to be promptly replenished to the extent of any losses incurred as a result of Permitted Investments. All earnings on Permitted Investments shall be paid to the Surviving Corporation. If for any reason (including losses) the Payment Fund is inadequate to pay the amounts to which holders of shares of Company Common Stock shall be entitled under this Section 3.3, Parent and the Surviving Corporation shall in any event be liable for payment thereof. The Payment Fund shall not be used for any purpose except as expressly provided in this Agreement.

                  (b) Payment Procedures. As soon as reasonably practicable after the Effective Time, the Surviving Corporation shall instruct the Paying Agent to mail to each holder of record (other than the Company or any Subsidiary of the Company or Parent, Sub or any other Subsidiary of Parent) of a Certificate or Certificates which, immediately prior to the Effective Time, evidenced outstanding shares of Company Common Stock (the "Certificates"), (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the

Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent, and shall be in such form and have such other provisions, including all required information regarding dissenters' rights, as the Surviving Corporation reasonably may specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for payment therefor. Upon surrender of a Certificate for cancellation to the Paying Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be paid in cash an amount equal to the product of (x) the number of shares of Company Common Stock represented by such Certificate and (y) the Merger Consideration, and the Certificate so surrendered shall forthwith be canceled. Absolutely no interest shall be paid or accrued on the Merger Consideration payable upon the surrender of any Certificate. If payment is to be made to a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the surrendered Certificate or established to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 3.3(b), each Certificate (other than Certificates representing Shares owned by Parent or any subsidiary of Parent or held in the treasury of the Company) shall represent for all purposes only the right to receive the Merger Consideration.

                  (c) Termination of Payment Fund; Interest. Any portion of the Payment Fund which remains undistributed to the holders of Company Common Stock for 180 days after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any holders of Company Common Stock who have not theretofore complied with this Article III and the instructions set forth in the letter of transmittal mailed to such holder after the Effective Time shall thereafter look only to the Surviving Corporation for payment of the Merger Consideration to which they are entitled. All interest accrued in respect of the Payment Fund shall inure to the benefit of and be paid to the Surviving Corporation.

                  (d) No Liability. Neither Parent nor the Surviving Corporation shall be liable to any holder of shares of Company Common Stock for any cash from the Payment Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  (e) Withholding Rights. The Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as the Surviving Corporation is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation.

         3.4 Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of the Company. On or after the Effective Time, any certificates presented to the Paying Agent or Parent for any reason shall be converted into the Merger Consideration.

         3.5      Stock Options. (a) At the earlier of (i) the Effective Time or
(ii) immediately prior to the expiration of the Offer (provided that the settlement of the options below, when taken together with Shares tendered immediately prior to such expiration, meets the 90% Tender Condition), each holder of a then outstanding option to purchase Shares under the Company's 1987 Stock Option Plan and 1996 Stock Option Plan (collectively, the "Stock Option Plans"), whether or not then exercisable (the "Options"), shall, in settlement thereof, receive for each Share subject to such Option an amount (subject to any applicable withholding tax) in cash equal to the difference between the Offer Consideration and the per Share exercise price of such Option to the extent such difference is a positive number (such amount being hereinafter referred to as, the "Option Consideration"); provided, however, that with respect to any person subject to Section 16(a) of the Exchange Act, any such amount shall be paid as soon as practicable after the first date payment can be made without liability to such person under Section 16(b) of the Exchange Act. Upon receipt of the Option Consideration, the Option shall be canceled. The surrender of an Option to the Company in exchange for the Option Consideration shall be deemed a release of any and all rights the holder had or may have had in respect of such Option. Prior to the expiration of the Offer, the Company shall obtain all necessary written consents or releases from holders of Options under the Stock Option Plans and take all such other lawful action as may be necessary to give effect to the transactions contemplated by this Section 3.5. To the extent that Parent is satisfied in its sole good faith discretion that the settlement of Options will result in satisfaction of the 90% Tender Condition on the expiration of the Offer and that all other conditions to the Offer have been met, Parent will loan up to $13,000,000 for that purpose.

                  (b) The Company shall terminate the Company Employee Stock Purchase Plan (the "Stock Purchase Plan") as of the Effective Time pursuant to
Article IX thereof and shall refund all payroll deductions for the current Quarterly Investment Period (as defined in the Stock Purchase Plan). All Stock Option Plans shall also terminate as of the Effective Time and the provisions in any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any Subsidiary thereof shall be canceled as of the Effective Time. The Company shall take all action necessary to ensure that following the Effective Time no participant in the Stock Purchase Plan, any Stock Option Plan or other plans, programs or arrangements shall have any right thereunder to acquire equity securities of the Company, the Surviving Corporation or any Subsidiary thereof and to terminate all such plans.

         3.6 Dissenting Shares. Notwithstanding any other provisions of this Agreement to the contrary, shares of Company Common Stock that are outstanding immediately prior to the

Effective Time and which are held by stockholders who shall have not voted in favor of the Merger or consented thereto in writing and who shall have demanded properly in writing appraisal for such shares in accordance with Section 262 of the DGCL (collectively, the "Dissenting Shares") shall not be converted into or represent the right to receive the Merger Consideration. Such stockholders instead shall be entitled to receive payment of the appraised value of such shares of Company Common Stock held by them in accordance with the provisions of such Section 262, except that all Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such shares of Company Common Stock under such
Section 262 shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive, without any interest thereon, the Merger Consideration upon surrender in the manner provided in Section 3.3, of the Certificate or Certificates that, immediately prior to the Effective Time, evidenced such shares of Company Common Stock.


                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

         4.1 Representations and Warranties of the Company. The Company represents and warrants to Parent and Sub that, except as set forth in the schedules described in this Article IV (it being understood that any disclosed matter, the import of which is fairly described on one schedule, shall be deemed to be effective disclosure on all schedules for which its application is reasonably apparent from such description).

                  (a) Organization, Standing and Power. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to conduct business in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its properties, makes such qualification necessary, other than in such jurisdictions where the failure so to qualify could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect (as defined below) with respect to the Company. The Company has heretofore made available to Parent complete and correct copies of its and its Subsidiaries' respective Certificates of Incorporation and Bylaws. All Subsidiaries of the Company and their respective jurisdictions of incorporation or organization are identified on Schedule 4.1(a). As used in this Agreement: a "Material Adverse Effect" shall mean, with respect to any party, the result of one or more events, changes or effects which, individually or in the aggregate, would have a material adverse effect on the business, operations, assets, condition (financial or otherwise) or prospects of such party and its Subsidiaries, taken as a whole.

                  (b) Capital Structure. As of the date hereof, the authorized capital stock of the Company consists of 20,000,000 Shares and 1,000,000 shares of Preferred Stock, $.01 par value ("Preferred Stock"). At the close of business on the date of this Agreement: (i) 7,290,343 Shares were issued and outstanding; (ii) no shares of Preferred Stock were issued and outstanding; (iii) 1,750,000 Shares were reserved for issuance pursuant to the Stock Option Plans of which 989,200 Shares are subject to outstanding Options;
(iv) 200,000 Shares were reserved for issuance pursuant to the Stock Purchase Plan; (v) except as set forth on Schedule 4.1(b) and except for the issuance of Shares pursuant to the exercise of the Options, there are no employment, executive termination or similar agreements providing for the issuance of Shares; (vi) no Shares were held by the Company; and (vii) no bonds, debentures, notes or other instruments or evidence of indebtedness having the right to vote (or convertible into, or exercisable or exchangeable for, securities having the right to vote) on any matters on which the Company stockholders may vote ("Company Voting Debt") were issued or outstanding. All outstanding Shares are validly issued, fully paid and nonassessable and are not subject to preemptive or other similar rights. No Shares are owned by any Subsidiary of the Company. Except as set forth on Schedule 4.1(b), all outstanding shares of capital stock of the Subsidiaries of the Company are owned by the Company or a direct or indirect Subsidiary (other than shares of Subsidiaries held by nominees for which the Company maintains beneficial ownership) of the Company, free and clear of all liens, charges, encumbrances, claims and options of any nature. Except as set forth in this Section 4.1(b) and except for changes resulting from the exercise of Options or as contemplated by this Agreement, from and after the date hereof there will be outstanding: (i) no shares of capital stock, Company Voting Debt or other voting securities of the Company; (ii) no securities of the Company or any Subsidiary of the Company convertible into, or exchangeable or exercisable for, shares of capital stock, Company Voting Debt or other voting securities of the Company or any Subsidiary of the Company; and (iii) no options, warrants, calls, rights (including preemptive rights), commitments or agreements to which the Company or any Subsidiary of the Company is a party or by which it is bound, in any case obligating the Company or any Subsidiary of the Company to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional shares of capital stock or any Company Voting Debt or other voting securities of the Company or of any Subsidiary of the Company, or obligating the Company or any Subsidiary of the Company to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. Set forth on Schedule 4.1(b) is a list of all outstanding options, warrants and rights to purchase shares of Company Common Stock and the exercise prices relating thereto. Except for the Stockholders Agreement, there are not as of the date hereof and there will not be at the Effective Time any stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any shares of the capital stock of the Company which will limit in any way the solicitation of proxies by or on behalf of the Company from, or the casting of votes by, the stockholders of the Company with respect to the Merger. There are no restrictions on the Company to vote the stock of any of its Subsidiaries.

                  (c)    Authority; No Violations; Consents and Approvals

                           (i)      The restrictions of Section 203(a) of the
DGCL do not and will not apply to the Company or the transactions contemplated in or by this Agreement or the Stockholders Agreement.

                           (ii)     The Company has all requisite corporate
power and authority to enter into this Agreement and, subject to the Company Stockholder Approval (as defined in Section 4.1(c)(iv)), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been (A) duly authorized by all necessary corporate action on the part of the Company, subject, if required with respect to consummation of the Merger, to the Company Stockholder Approval and (B) approved by a committee of "disinterested directors" within the meaning of Section 10-2741 of the Arizona Revised Statutes. A majority of the members of the Board of Directors of the Company voting for the approval of this Agreement, the Merger and the transactions contemplated hereby were and are Continuing Directors (as defined in and for purposes of Section 11(b) of the Company's Restated Certificate of Incorporation). This Agreement has been duly executed and delivered by the Company and, subject, if required with respect to consummation of the Merger, to the Company Stockholder Approval, and assuming that this Agreement constitutes the valid and binding agreement of Parent and Sub, constitutes a valid and binding obligation of the Company enforceable in accordance with its terms except that the enforcement hereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                           (iii)    The execution and delivery of this Agreement
and the consummation of the transactions contemplated hereby by the Company will not conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration (including pursuant to any put right) of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest or other encumbrance on assets or property, or right of first refusal with respect to any asset or property (any such conflict, violation, default, right of termination, cancellation or acceleration, loss, creation or right of first refusal, a "Violation"), pursuant to any provision of the Certificate of Incorporation or Bylaws of the Company or any of its Subsidiaries or, except as to which requisite waivers or consents have been obtained and, except as set forth on Schedule 4.1(c)(iii) hereto and assuming the consents, approvals, authorizations or permits and filings or notifications referred to in paragraph (iv) of this Section 4.1(c) are duly and timely obtained or made and, if required, the Company Stockholder Approval has been obtained, result in any Violation except for Violations that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company of (A) any loan or credit agreement, note, mortgage, deed of trust, indenture, lease, Benefit Plan (as defined in Section 4.1(i)(i)), Company Permit (as defined in Section 4.1(f)), or any other material agreement, obligation, instrument, concession, franchise, or license, or (B) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or their respective properties or assets (collectively, "Laws").

                           (iv)     No consent, approval, order or authorization
of, or registration, declaration or filing with, notice to, or permit from any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity"), is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except for: (A) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the expiration or termination of the applicable waiting period thereunder; (B) the filing with the SEC of (x) a proxy statement (if required by applicable law) in definitive form relating to a meeting of the holders of Company Common Stock to approve the Merger (such proxy statement as amended or supplemented from time to time being hereinafter referred to as the "Proxy Statement"), (y) the Schedule 14D-9 in connection with the Offer, and (z) such reports under and such other compliance with the Exchange Act and the rules and regulations thereunder as may be required in connection with this Agreement and the transactions contemplated hereby; (C) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware; (D) such filings and approvals as may be required by any applicable state securities, "blue sky" or takeover laws; and (E) the approval of this Agreement and the Merger by the holders of a majority of the outstanding Shares ("Company Stockholder Approval").

                  (d) SEC Documents. The Company has made available to Parent a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by the Company with the SEC prior to the date of this Agreement (the "Company SEC Documents"), which are all the documents (other than preliminary material) that the Company was required to file with the SEC since such date. As of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Documents, and none of the Company SEC Documents contained, as of their respective dates, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Company SEC Documents complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly present in accordance with applicable requirements of GAAP (subject, in the case of the unaudited statements, to normal, recurring adjustments, which will not be material, either individually or in the aggregate) the consolidated financial position of the Company and its consolidated Subsidiaries as of their respective dates and the consolidated results of operations and the consolidated cash flows of the Company and its consolidated Subsidiaries for the periods presented therein.

                  (e) Information Supplied. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (i) any of the Offer Documents will, at the time the Offer Documents are first published, sent or given to holders of Company Common Stock, and at any time they are amended or supplemented, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, and (ii) the Proxy Statement will, on the date it is first mailed to the holders of the Company Common Stock or at the time of the Company Stockholder Approval, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the expiration date of the Offer or the Effective Time any event with respect to the Company or any of its Subsidiaries, or with respect to other information supplied by the Company for inclusion in the Offer Documents or the Proxy Statement, shall occur which is required to be described in an amendment of, or a supplement to, the Offer Documents or the Proxy Statement, as the case may be, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of the Company. The Proxy Statement, insofar as it relates to the Company or its Subsidiaries or other information supplied by the Company for inclusion therein will comply as to form, in all material respects, with the provisions of the Exchange Act or the rules and regulations thereunder.

                  (f) Compliance with Applicable Laws. The Company and its Subsidiaries hold all material permits, licenses, variances, exemptions, orders, franchises and approvals of all Governmental Entities necessary to enable them to conduct their respective businesses (the "Company Permits"), and the Company and its Subsidiaries are in material compliance with the terms of the Company Permits. Except as disclosed in the Company SEC Documents, the businesses of the Company and its Subsidiaries are not being conducted in material violation of any law, ordinance or regulation of any Governmental Entity. As of the date of this Agreement, no investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending or, to the knowledge of the Company, threatened.

                  (g) Litigation. Except as disclosed in the Company SEC Documents and on Schedule 4.1(g) attached hereto (i) there is no suit, action or proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary of the Company ("Company Litigation"), and (ii) the Company and its Subsidiaries have no knowledge of any facts which are reasonably likely to give rise to any Company Litigation which in the case of (i) or (ii) is reasonably likely to have a Material Adverse Effect with respect to the Company, nor is there any material judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any Subsidiary of the Company ("Company Order").

                  (h)      Taxes.

                           (i)      All Tax Returns required to be filed by or
with respect to the Company and each of its Subsidiaries have been duly and timely filed, and all such Tax Returns are true, correct and complete in all material respects. The Company and each of its Subsidiaries has duly and timely paid (or there has been paid on its behalf) all Taxes that are due, or claimed or asserted by any taxing authority to be due, from or with respect to it. With respect to any period for which Taxes are not yet due with respect to the Company or any Subsidiary, the Company and each of its Subsidiaries has made due and sufficient current accruals for such Taxes in accordance with GAAP in the most recent financial statements contained in the Company SEC Documents. The Company and each of its Subsidiaries has made (or there has been made on its behalf) all required estimated Tax payments sufficient to avoid any underpayment penalties. The Company and each of its Subsidiaries has withheld and paid all Taxes required by all applicable laws to be withheld or paid in connection with any amounts paid or owing to any employee, creditor, independent contractor or other third party.

                           (ii)     There are no outstanding agreements,
waivers, or arrangements extending the statutory period of limitation applicable to any claim for, or the period for the collection or assessment of, Taxes due from or with respect to the Company or any of its Subsidiaries for any taxable period. No audit or other proceeding by any court, governmental or regulatory authority, or similar person is pending or threatened in regard to any Taxes due from or with respect to the Company or any of the Subsidiaries or any Tax Return filed by or with respect to the Company or any Subsidiary. No assessment of Taxes is proposed against the Company or any of its Subsidiaries or any of their assets.

                           (iii)    No election under Section 338 of the Code
has been made or filed by or with respect to the Company or any of its Subsidiaries. No consent to the application of Section 341(f)(2) of the Code (or any predecessor provision) has been made or filed by or with respect to the Company or any of its Subsidiaries or any of their assets. None of the Company or any of its Subsidiaries has agreed to make any adjustment pursuant to Section 481(a) of the Code (or any predecessor provision) by reason of any change in any accounting method, and there is no application pending with any taxing authority requesting permission for any changes in any accounting method of the Company or any of its Subsidiaries. None of the assets of the Company or any of its Subsidiaries is or will be required to be treated as being owned by any person (other than the Company or its Subsidiaries) pursuant to the provisions of
Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately before the enactment of the Tax Reform Act of 1986.

                           (iv)     None of the Company or any of its
Subsidiaries is a party to, is bound by, or has any obligation under, any Tax sharing agreement, Tax allocation agreement or similar contract.

                           (v)      There is no contract, agreement, plan or
arrangement covering any person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by the Company or any of its Subsidiaries by reason of Section 162(m) or 280G of the Code.

                           (vi)     Schedule 4.1(h) accurately sets forth (i)
the amount of all deferred intercompany gains for purposes of Treasury Regulation section 1.1502-13 (including any predecessor regulation) with respect to the Company and its Subsidiaries; and
(ii) the amount of any excess loss account with respect to the stock of each of the Subsidiaries for purposes of Treasury Regulation section 1.1502-19 (including any predecessor regulation).

                           (vii)    "Code" shall mean the Internal Revenue Code
of 1986, as amended. "Taxes" shall mean all taxes, charges, fees, levies, or other similar assessments or liabilities, including without limitation (a) income, gross receipts, ad valorem, premium, excise, real property, personal property, sales, use, transfer, withholding, employment, payroll, and franchise taxes imposed by the United States of America, or by any state, local, or foreign government, or any subdivision, agency, or other similar person of the United States or any such government; and (b) any interest, fines, penalties, assessments, or additions to taxes resulting from, attributable to, or incurred in connection with any Tax or any contest, dispute, or refund thereof. "Tax Returns" shall mean any report, return, or statement required to be supplied to a taxing authority in connection with Taxes.

                  (i)      Pension And Benefit Plans; ERISA.

                           (i)      Schedule 4.1(i)(i) sets forth a complete and
correct list of:

                                    (A)     all "employee benefit plans", as
defined in Section 3(3) of ERISA, which the Company or any of its Subsidiaries maintains or has any obligation or liability, contingent or otherwise ("Benefit Plans"); and

                                    (B)     all employment or consulting
agreements, bonus or other incentive compensation, deferred compensation, salary continuation during any absence from active employment for disability or other reasons, severance, sick days, stock award, stock option, stock purchase, tuition assistance, club membership, employee discount, employee loan, or vacation pay agreements, policies or arrangements which the Company or any of its Subsidiaries maintains or has any obligation or liability (contingent or otherwise) with respect to any current or former officer, director or employee of the Company or any of its Subsidiaries (the "Employee Arrangements").

                           (ii)     With respect to each Benefit Plan and
Employee Arrangement, a complete and correct copy of each of the following documents (if applicable) has been provided to Parent: (A) the most recent plan and related trust documents, and all amendments thereto; (B) the most recent summary plan description, and all related summaries of material modifications thereto; (C) the most recent Form 5500 (including schedules and attachments);
(D) the most recent Internal Revenue Service determination letter; (E) the most recent actuarial reports (including for purposes of Financial Accounting Standards Board report no. 87, 106 and 112) and (F) each written employment, consulting or individual severance or other compensation agreement, and all amendments thereto.

                           (iii)    The Company and its Subsidiaries have not
during the preceding six years had any obligation or liability (contingent or otherwise) with respect to a Benefit Plan which is described in Section 3(37), 4(b)(4), 4063 or 4064 of ERISA. The Company and its Subsidiaries have not incurred nor reasonably expect to incur any liability under Title IV of ERISA arising in connection with the termination of any plan covered or previously covered by Title IV of ERISA.

                           (iv)     The Benefit Plans and their related trusts
intended to qualify under Sections 401 and 501(a) of the Code, respectively, so qualify. Any voluntary employee benefit association which provides benefits to current or former employees of the Company and its Subsidiaries, or their beneficiaries, is and has been qualified under Section 501(c)(9) of the Code.

                           (v)      All contributions or other payments required
to have been made by the Company and its Subsidiaries to or under any Benefit Plan or Employee Arrangement by applicable law or the terms of such Benefit Plan or Employee Arrangement (or any agreement relating thereto) have been timely and properly made. There has been no amendment to, written interpretation of or announcement (whether or not written) by the Company or any of its Subsidiaries relating to, or change in employee participation or coverage under, any Benefit Plan or Employee Arrangement that would increase materially the expense of maintaining such Benefit Plan or Employee Arrangement above the level of the expense incurred in respect thereof for the fiscal year ended prior to the date hereof.

                           (vi)     The Benefit Plans and Employee Arrangements
have been maintained and administered in all material respects in accordance with their terms and applicable laws.

                           (vii)    There are no pending or, to the knowledge of
the Company and its Subsidiaries, threatened actions, claims or proceedings against or relating to any Benefit Plan or Employee Arrangement other than routine benefit claims by persons entitled to benefits thereunder.

                           (viii)   The Company and its Subsidiaries do not
maintain or have an obligation to contribute to retiree life or retiree health plans which provide for continuing benefits or coverage for current or former officers, directors or employees of the Company or any of its Subsidiaries except (A) as may be required under Part 6 of Title I of ERISA) and at the sole expense of the participant or the participant's beneficiary or (B) a medical expense reimbursement account plan pursuant to Section 125 of the Code. No tax under Section 4980B or Section 4980D of the Code has been incurred in respect of any Benefit Plan that is a group health plan, as defined in Section 5000(b)(1) of the Code.

                           (ix)     None of the assets of any Benefit Plan is
stock of the Company or any of its affiliates, or property leased to or jointly owned by the Company or any of its affiliates.

                           (x)      Except as disclosed in Schedule 4.1(i)(x),
neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (A) result in any payment becoming due to any employee (current, former or retired) of the Company and its Subsidiaries,
(B) increase any benefits under any Benefit Plan or Employee Arrangement or (C) result in the acceleration of the time of payment of, vesting of or other rights with respect to any such benefits.

                           (xi)     The Company and its Subsidiaries have no
liability (contingent or otherwise) under Section 4069 of ERISA by reason of a transfer of an underfunded pension plan.

                  (j) Absence of Certain Changes or Events. Except as disclosed in the Company SEC Documents filed after November 1, 1997 or on
Schedule 4.1(j) hereto, since November 1, 1997 the business of the Company and its Subsidiaries has been carried on only in the ordinary and usual course and as of the date of this Agreement there has not been any material adverse change (either individually or in the aggregate) in the business, operations, assets or condition (financial or otherwise) of the Company.

                  (k) No Undisclosed Material Liabilities. To the Company's knowledge, except as specifically and individually set forth on Schedule 4.1(k) or the other schedules hereto (specific reference to which has been made on Schedule 4.1(k)), there are no liabilities of the Company or any Subsidiary of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, that are material to the Company and its Subsidiaries considered as a whole other than: (i) liabilities reflected on the Condensed Consolidated Balance Sheets contained in the Quarterly Report on Form 10-Q for the quarter ended November 1, 1997 (the "November 1 Balance Sheet"); and (ii) liabilities under this Agreement.

                  (l) Vote Required. In the event that Section 253 of the DGCL is inapplicable and unavailable to effectuate the Merger, the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock is the only vote of the holders of any class or series of the Company's capital stock necessary (under Delaware law and the Company's Restated Certificate of Incorporation or Bylaws) to approve the Merger and this Agreement and the transactions contemplated hereby.

                  (m)      Labor Matters.

                           (i)      Neither the Company nor any of its
Subsidiaries is a party to any labor or collective bargaining agreement, and no employees of the Company or any of its Subsidiaries are represented by any labor organization. Within the preceding three years, there have been no representation or certification proceedings, or petitions seeking a representation proceeding, pending or, to the knowledge of the Company, threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority. Within the preceding three years, to the knowledge of the Company, there have been no organizing activities involving the Company and its Subsidiaries with respect to any group of employees of the Company or any of its Subsidiaries.

                           (ii)     There are no strikes, work stoppages,
slowdowns, lockouts, material arbitrations or material grievances or other material labor disputes pending or threatened in writing against or involving the Company or any of its Subsidiaries. There are no unfair labor practice charges, grievances or complaints pending or, to the knowledge of the Company, threatened in writing by or on behalf of any employee or group of employees of the Company or any of its Subsidiaries.

                           (iii)    Except as set forth on Schedule 4.1(m)(iii),
there are no material complaints, charges or claims against the Company or any of its Subsidiaries pending or, to the knowledge of the Company, threatened to be brought or filed with any governmental authority, arbitrator or court based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any individual by the Company or any of its Subsidiaries.

                           (iv)     Each of the Company and its Subsidiaries is
in material compliance with all laws, regulations and orders relating to the employment of labor, including all such laws, regulations and orders relating to wages, hours, WARN (as defined below), collective bargaining, discrimination, civil rights, safety and health, workers' compensation and the collection and payment of withholding and/or social security taxes and any similar tax.

                           (v)      There has been no "mass layoff" or "plant
closing" as defined by the Worker Adjustment Retraining and Notification Act, as amended ("WARN"), with respect to the Company and its Subsidiaries within the six (6) months prior to Closing.

                  (n)      Intangible Property.

                           (i)      Schedule 4.1(n) sets forth a list of each
material trademark, trade name, patent, service mark, brand mark, brand name, computer program (other than standard off-the-shelf programs), database purchased, licensed or acquired from third parties and copyright owned or used in connection with the operation of the businesses of each of the Company and its Subsidiaries as well as a list of all registrations thereof and pending applications therefor, and each license or other contract relating thereto (collectively, the "Company Intangible Property"). Except as set forth on Schedule 4.1(n), all of the Company Intangible Property is in good standing and is owned by the Company or its Subsidiaries free and clear of any and all liens, claims or encumbrances. Except as set forth on Schedule 4.1(n), to the knowledge of the Company, the use of the Company Intangible Property by the Company or its Subsidiaries does not, in any material respect, conflict with, infringe upon, violate or interfere with or constitute an appropriation of any right, title, interest or goodwill, including, without limitation, any intellectual property right, trademark, trade name, patent, service mark, brand mark, brand name, computer program, database, industrial design, maskworks, copyright or any pending application therefor of any other person and there have been no claims made and neither the Company nor any of its Subsidiaries has received any notice of any claim or otherwise knows that any of the Company Intangible Property is invalid or conflicts with the asserted rights of any other person or has not been used or enforced or has failed to be used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of any of the Company Intangible Property.

                           (ii)     Each of the Company and its Subsidiaries
owns or has a right to use all material Company Intangible Property necessary for the operation of its respective business and has not forfeited or otherwise relinquished any material Company Intangible Property.

                           (iii)    Each of the material licenses or other
contracts relating to the Company Intangible Property (collectively, the "Company Intangible Property Licenses") is in full force and effect and is valid and enforceable in accordance with its terms, and there is no material default under any Company Intangible Property License either by the Company or any of its Subsidiaries or, to the knowledge of the Company, by any other party thereto.

                  (o)      Environmental Matters.

                           (i)      For purposes of this Agreement:

                                    (A)     "Environmental Costs and
Liabilities" means any and all losses, liabilities, obligations, damages, fines, penalties, judgments, actions, claims, costs and expenses (including, without limitation, fees, disbursements and expenses of legal counsel, experts, engineers and consultants, the costs of investigation and feasibility studies and costs to clean up, remove, treat, or in any other way address any Hazardous Materials) arising from or under any Environmental Law.

                                    (B)     "Environmental Law" means any
applicable law relating to the use of natural resources, or regulating or prohibiting Releases into any part of the natural environment, or pertaining to the protection of natural resources, the environment and public and employee health and safety including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA") (42 U.S.C. Section 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Clean Water Act (33 U.S.C. Section 1251 et seq.), the

Clean Air Act (33 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 7401 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Section 136 et seq.), and the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.) ("OSHA"), as well as the regulations promulgated pursuant to any of the foregoing, and any such applicable state or local laws, as such laws have been and may be amended or supplemented through the Closing Date;

                                    (C)     "Hazardous Material" means any
substance, material or waste which is regulated by any public or governmental authority in the jurisdictions in which the applicable party or its Subsidiaries conducts business, or the United States, including, without limitation, any material or substance which is defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste" or "restricted hazardous waste," "pollutant," "contaminant," "toxic waste" or "toxic substance" under any provision of Environmental Law and shall also include, without limitation, petroleum, petroleum products, asbestos, polychlorinated biphenyls and radioactive materials;

                                    (D)     "Release" means any release, spill,
effluent, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, or migration into the indoor or outdoor environment, or into or out of any property; and

                                    (E)     "Remedial Action" means all actions,
including, without limitation, any capital expenditures, required by a governmental entity or required under any Environmental Law, or voluntarily undertaken to (I) clean up, remove, treat, or in any other way ameliorate or address any Hazardous Materials or other substance in the indoor or outdoor environment; (II) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not endanger or threaten to endanger the public health or welfare or the indoor or outdoor environment;
(III) perform pre-remedial studies and investigations or post-remedial monitoring and care pertaining or relating to a Release; or (IV) bring the applicable party into compliance with any Environmental Law.

         Except as set forth in the SEC Documents or in Schedule 4.1(o):

                           (ii)     The operations of the Company and its
Subsidiaries have been and, as of the Closing Date, will be, in compliance in all material respects with all Environmental Laws;

                           (iii)    The Company and its Subsidiaries have
obtained and will, as of the Closing Date, maintain all permits required under applicable Environmental Laws for the continued operations of their respective businesses, except such permits the lack of which would not materially impair the ability of the Company and its Subsidiaries to continue operations;

                           (iv)     The Company and its Subsidiaries are not
subject to any outstanding written orders or material contracts with any Governmental Entity or other person respecting (A) Environmental Laws, (B) Remedial Action or (C) any Release or threatened Release of a Hazardous Material;

                           (v)      The Company and its Subsidiaries have not
received any written communication alleging, with respect to any such party, the material violation of or material liability under any Environmental Law, which violation or liability is outstanding;

                           (vi)     Neither the Company nor any of its
Subsidiaries has any contingent liability in connection with the Release of any Hazardous Material into the indoor or outdoor environment (whether on-site or off-site) which would be reasonably likely to result in the Company and its Subsidiaries incurring Environmental Costs and Liabilities in excess of $500,000;

                           (vii)    There is not now, nor to the knowledge of
the Company has there been in the past, on or in any property of the Company or its Subsidiaries any of the following: (A) any underground storage tanks or surface impoundments, (B) any asbestos-containing materials, or (C) any polychlorinated biphenyls;

                           (viii)   No judicial or administrative proceedings
are pending or, to the knowledge of the Company, threatened against the Company and its Subsidiaries alleging the violation of or seeking to impose liability pursuant to any Environmental Law and there are no investigations pending in respect of which the Company has received notice or has knowledge and, to the knowledge of the Company, there are no investigations threatened against the Company or any of its Subsidiaries under Environmental Laws;

                           (ix)     None of the exceptions set forth on Schedule
4.1(o) are reasonably likely to result in the Company and its Subsidiaries incurring Environmental Costs and Liabilities in excess of $500,000 individually or $1,000,000 in the aggregate; and

                           (x)      The Company and its Subsidiaries have
provided Parent with copies of all environmentally related audits, assessments, studies, reports, analyses, and results of investigations prepared within the past five years by any third party or any similar material internally generated report prepared within the past five years concerning any real property currently or formerly owned, operated or leased by the Company or its Subsidiaries.

                  (p)      Real Property.

                           (i)      Schedule 4.1(p)(i) sets forth all real
property owned by the Company ("Real Property"). The Subsidiaries own no real property. All improvements located on the Real Property are owned by the Company. The Company has heretofore delivered to Parent, true, correct and complete copies of (i) all Real Property deeds, or other evidences of ownership (including all modifications, amendments and supplements hereto) and (ii) all title insurance policies in effect with respect to the Real Property. Except as set forth on Schedule 4.1(p)(i), the Company has good and clear, record and marketable fee simple title to the Real Property free and clear of all mortgages, pledges, liens, easements, covenants, restrictions, claims, leases, encumbrances and security interests. There are no condemnation, environmental, zoning or land use regulation proceedings, either instituted or, to the best of the Company's knowledge, planned to be instituted, which would adversely affect the use or operation of the Company's Real Property and the improvements thereto for their respective intended uses and purposes, or the value of such properties, and the Company has not received notice of any special assessment proceedings which would affect such properties and assets.

                           (ii)     Schedule 4.1(p)(ii) sets forth all leases,
subleases and other agreements (the "Real Property Leases") under which the Company or any of its Subsidiaries uses or occupies or has the right to use or occupy, now or in the future, any real property. The Company has heretofore delivered to Parent true, correct and complete copies of all Real Property Leases (including all modifications, amendments and supplements hereto). Each Real Property Lease is valid, binding and in full force and effect, all rent and other sums and charges payable by the Company and its Subsidiaries as tenants thereunder are current, no termination event or condition or uncured default of a material nature on the part of the Company or any such Subsidiary or, to the Company's knowledge, the landlord, exists under any Real Property Lease, and, except as set forth on Schedule 4.1(p)(ii), no event has occurred and is continuing which, with due notice or lapse of time or both, would constitute a default or event of default by the Company or any of its Subsidiaries or, to the best of the Company's knowledge, by any other party thereto. Each of the Company and its Subsidiaries has a good and valid leasehold interest in each parcel of real property leased by it free and clear of all mortgages, pledges, liens, easements, covenants, restrictions, claims, encumbrances and security interests, except (i) those reflected or reserved against in the November 1 Balance Sheet;
(ii) taxes and general and special assessments not yet due and payable without penalty and interest; (iii) superior rights of lessors' lenders as permitted by such leases; and (iv) as set forth on Schedule 4.1(p)(ii). No other party holds an option to purchase or lease any portion of the Real Property, and none of the Real Property Leases may be terminated by any party except as provided in accordance with their terms.

                  (q) Insurance. Set forth on Schedule 4.1(q) is a list and description of insurance policies (including information on the premiums payable in connection therewith and the scope and amount of the coverage and deductibles provided thereunder) maintained by the Company or any of its Subsidiaries, which policies have been issued by reputable and financially sound insurers and provide adequate coverage for the operations conducted by the Company and its Subsidiaries in accordance with customary industry practice.

                  (r) Board Recommendation. The Board of Directors of the Company, at a meeting duly called and held, has by the vote of those directors present (who constituted 100% of the directors then in office and of which a majority of those voting were and are Continuing Directors (as defined in and for purposes of Section 11(b) of the Company's Restated Certificated of Incorporation) (i) determined that this Agreement and the transactions contemplated hereby, including the Offer and the Merger, and the execution and delivery of the Stockholders Agreement and the transactions contemplated thereby, taken together, are fair to and in the best interests of the stockholders of the Company and has approved the same, and (ii) resolved to recommend that the holders of the shares of Company Common Stock approve this Agreement and the transactions contemplated herein, including the Merger, and accept the Offer and tender their shares of Company Common Stock pursuant thereto.

                  (s) Material Contracts. Each contract, agreement or other document or instrument (collectively "SEC Contracts") to which the Company or any of its Subsidiaries is a party that was required to be filed as an exhibit to the Company's annual report on Form 10-K for the year ended July 31, 1997 was so filed and, neither the Company nor any of its Subsidiaries (A) has entered into, from and after July 31, 1997, any contract, agreement or other document or instrument (other than this Agreement) that is required to be filed with the SEC that has not been so filed on or before the date of this Agreement or any amendment, modification or waiver under any contract, agreement or other document or instrument that was previously so filed, which amendment, modification or waiver is required to be so filed (collectively "Additional SEC Contracts") or (B) except as listed on Schedule 4.1(s), is a party to any oral or written agreement, plan or arrangement with any officer, director or employee of the Company or of any Subsidiary of the Company (collectively "Material Employment Contracts" and together with the SEC Contracts and Additional SEC Contracts, the "Material Contracts") (1) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of the nature of any of the transactions contemplated by this Agreement, (2) providing severance benefits or other benefits after the termination of employment regardless of the reason for such termination of employment, (3) under which any person may receive payments subject to the tax imposed by Section 4999 of the Code, or (4) any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. Except as set forth on Schedule 4.1(s), each Material Contract is a valid and binding obligation of the Company and, to the Company's knowledge, each other party thereto and is in full force and effect without amendment. Except as set forth on Schedule 4.1(s), the Company and, to the Company's knowledge, each other party thereto has performed all obligations required to be performed by it through the date hereof under the Material Contracts and is not (with or without lapse of time or giving notice, or both) in breach or default in any respect thereunder.

                  (t)      Related Party Transactions. Except as set forth on
Schedule 4.1(t) hereto, no director, officer, partner, employee, "affiliate" or "associate" (as such terms are defined in Rule 12b-2 under the Exchange Act) of the Company or any of its Subsidiaries (i) has outstanding any indebtedness or other similar obligations to the Company or any of its Subsidiaries; (ii) to the knowledge of the Company, owns any direct or indirect interest of any kind in, or is a director, officer, employee, partner, affiliate or associate of, or consultant or lender to, or borrower from, or has the right to participate in the management, operations or profits of, any person or entity which is (1) a competitor, supplier, customer, distributor, lessor, tenant, creditor or debtor of the Company or any of its Subsidiaries, (2) engaged in a business related to the business of the Company or any of its Subsidiaries or (3) participating in any transaction to which the Company or any of its Subsidiaries is a party or
(iii) is otherwise a party to any contract, arrangement or understanding with the Company or any of its Subsidiaries.

                  (u) Indebtedness. Except as set forth on Schedule 4.1(u), or reflected in the SEC Documents or the Company's financial statements provided to Parent, neither the Company nor any of its Subsidiaries has any outstanding indebtedness for borrowed money or representing the deferred purchase price of property or services or similar liabilities or obligations, including any guarantee in respect thereof ("Indebtedness"), or is a party to any agreement, arrangement or understanding providing for the creation, incurrence or assumption thereof.

                  (v) Liens. Except as set forth on Schedule 4.1(v) or reflected in the SEC Documents or in the Company's financial statements provided to Parent, neither the Company nor any of its Subsidiaries has granted, created or suffered to exist with respect to any of its assets, any mortgage, pledge, charge, hypothecation, collateral assignment, lien (statutory or otherwise), encumbrance or security agreement of any kind or nature whatsoever.

                  (w) Opinion of Financial Advisor. The Company has received the opinion (the "Fairness Opinion") of Edwards to the effect that, as of the date hereof, the Offer Consideration to be received by the holders of Company Common Stock in the Offer and the Merger Consideration to be received by the holders of Company Common Stock in the Merger is fair from a financial point of view to such holders, a signed, true and complete copy of which opinion has been delivered to Parent.

         4.2 Representations, Warranties, and Covenants of Parent and Sub. Parent and Sub represent and warrant to the Company as follows:

                  (a) Organization, Standing and Power. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation or organization, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to conduct business in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its properties, makes such qualification necessary, other than in such jurisdictions where the failure so to qualify would not have a Material Adverse Effect with respect to Parent. Parent and Sub have heretofore made available to the Company complete and correct copies of their respective Articles of Organization, Certificate of Incorporation and Bylaws.

                  (b)      Authority; No Violations; Consents and Approvals.

                           (i)      Each of Parent and Sub has all requisite
corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Sub. This Agreement has been duly executed and delivered by each of Parent and Sub and assuming this Agreement constitutes the valid and binding agreement of the Company, constitutes a valid and binding obligation of Parent and Sub enforceable in accordance with its terms except that the enforcement hereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                           (ii)     The execution and delivery of this Agreement
and the consummation of the transactions contemplated hereby by each of Parent and Sub will not result in any Violation (as defined in Section 4.1(c)(iii)) pursuant to any provision of the respective Articles of Organization or Certificate of Incorporation or Bylaws of Parent or Sub or, except as to which requisite waivers or consents have been obtained and assuming the consents, approvals, authorizations or permits and filings or notifications referred to in paragraph (iii) of this Section 4.2(b) are duly and timely obtained or made and, if required, the Company Stockholder Approval has been obtained, result in any Violation of any loan or credit agreement, note, mortgage, indenture, lease, or other agreement, obligation, instrument, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or Sub or their respective properties or assets, which would have a Material Adverse Effect on Parent.

                           (iii)    No consent, approval, order or authorization
of, or registration, declaration or filing with, notice to, or permit from any Governmental Entity, is required by or with respect to Parent or Sub in connection with the execution and delivery of this Agreement by each of Parent and Sub or the consummation by each of Parent or Sub of the transactions contemplated hereby, except for: (A) filings under the HSR Act; (B) the filing with the SEC of (x) the Schedule 14D-1 in connection with the commencement and consummation of the Offer and (y) such reports under and such other compliance with the Exchange Act and the rules and regulations thereunder, as may be required in connection with this Agreement and the transactions contemplated hereby; (C) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware; and (D) such filings and approvals as may be required by any applicable state securities, "blue sky" or takeover laws.

                  (c) Information Supplied. None of the information supplied or to be supplied by Parent or Sub for inclusion or incorporation by reference in (i) the Schedule 14D-9 will, at the time the Schedule 14D-9 is filed with the SEC, and at any time it is amended or supplemented, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, and (ii) the Proxy Statement will, at the date it is first mailed to the Company's stockholders or at the time of the Company Stockholder Approval, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to Parent or Sub, or with respect to information supplied by Parent or Sub for inclusion in the Schedule 14D-9 or the Proxy Statement, shall occur which is required to be described in an amendment of, or a supplement to, such documents, such event shall be so described to the Company.

                  (d) Board Recommendation. The Boards of Directors of the Parent and Sub at meetings duly called and held, have by the unanimous vote of their directors determined that each of the Offer and the Merger is fair to and in the best interests of Parent and Sub and have approved the same.

                  (e) Financing. Parent has sufficient available credit under existing bank facilities, and will cause Sub to have sufficient financial resources, to consummate the Offer and the Merger and the respective transactions contemplated thereby.

                  (f) Interim Operations of Sub. Sub was formed solely for the purpose of engaging in the transactions contemplated hereby and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated hereby. Sub is a wholly-owned subsidiary of Parent.


                                    ARTICLE V
                    COVENANTS RELATING TO CONDUCT OF BUSINESS

         5.1 Covenants of the Company. During the period from the date of this Agreement and continuing until the Effective Time, the Company agrees as to the Company and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement, or to the extent that Parent shall otherwise consent in writing):

                  (a) Ordinary Course. Each of the Company and its Subsidiaries shall carry on its businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and shall use all reasonable efforts to preserve intact its present business organizations, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall not be impaired in any material respect at the Effective Time.

                  (b) Dividends; Changes in Stock. The Company shall not, nor shall it permit any of its Subsidiaries to: (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock; (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; or (iii) repurchase or otherwise acquire, or permit any Subsidiary to purchase or otherwise acquire, any shares of its capital stock, except as required by the terms of its securities outstanding on the date hereof, as contemplated by this Agreement or as contemplated by employee benefit and dividend reinvestment plans as in effect on the date hereof.

                  (c) Issuance of Securities. The Company shall not, nor shall it permit any of its Subsidiaries to, (i) grant any options, warrants or rights, to purchase shares of Company Common

Stock, (ii) amend or reprice any Option, any Stock Option Plan or the Stock Purchase Plan, or (iii) issue, deliver or sell, or authorize or propose to issue, deliver or sell, any shares of its capital stock of any class or series, any Company Voting Debt or any securities convertible into, or any rights, warrants or options to acquire, any such shares, Company Voting Debt or convertible securities, other than: (A) the issuance of Shares upon the exercise of Options granted under Stock Option Plans which are outstanding on the date hereof, or in satisfaction of stock grants or stock based awards made prior to the date hereof pursuant to Stock Option Plans required by any individual agreements such as employment agreements or executive termination agreements (in each such case, as in effect on the date hereof); and (B) issuances by a wholly-owned Subsidiary of its capital stock to its parent.

                  (d) Governing Documents. The Company shall not amend or propose to amend its Certificate of Incorporation or Bylaws.

                  (e) No Solicitation. From and after the date hereof until the termination of this Agreement, neither the Company nor any of its Subsidiaries, nor any of their respective officers, directors, employees, representatives, agents or affiliates (including, without limitation, any investment banker, attorney or accountant retained by the Company or any of its Subsidiaries) (such officers, directors, employees, representatives, agents, affiliates, investment bankers, attorneys and accountants being referred to herein, collectively, as "Representatives"), will, directly or indirectly, initiate, solicit or encourage (including by way of furnishing information or assistance to any person making, or as a result thereof may reasonably be expected to lead to, any Acquisition Proposal (as defined below)), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal, or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain an Acquisition Proposal or agree to or endorse any Acquisition Proposal, and neither the Company nor any of its Subsidiaries will authorize or permit any of its Representatives to take any such action, and the Company shall as soon as possible notify Parent orally and in writing of all of the relevant details relating to, and all material aspects of, all inquiries and proposals which it or any of its Subsidiaries or any of their respective Representatives may receive relating to any of such matters and, if such inquiry or proposal is in writing, the Company shall as soon as possible deliver to Parent a copy of such inquiry or proposal; provided, however, that nothing contained in this Section 5.1(e) shall prohibit the Board of Directors of the Company from:

                           (i)      furnishing information to, or entering into
discussions or negotiations with, any person or entity that makes an unsolicited written, bona fide Acquisition Proposal and, in respect of which, in the case of an Acquisition Proposal involving the payment of cash, such person or entity has, in the reasonable and good faith opinion of the Board of Directors or its Representatives, the necessary funds or written commitments therefor if, and only to the extent that, (A) the Board of Directors of the Company determines in good faith (after consultation with and based upon the advice of its financial advisor) that such Acquisition Proposal may reasonably be expected, if consummated, to result in a transaction more favorable to the

Company's stockholders from a financial point of view than the transaction contemplated by this Agreement and the Board of Directors determines in good faith, after consultation with and based upon the advice of independent legal counsel (who may be the Company's regularly engaged independent legal counsel), that such action is necessary for the Board of Directors of the Company to comply with its fiduciary duties to stockholders under applicable law, (B) prior to taking such action, the Company (x) provides reasonable notice to Parent to the effect that it is taking any such action, describes to Parent in reasonable detail the identity of the offeror and the terms and conditions of such Acquisition Proposal, and furnishes Parent a copy of any written material submitted by the offeror and (y) receives from such person or entity an executed confidentiality agreement in customary form, and (C) the Company shall as promptly and continuously as possible advise Parent as to all of the relevant details relating to, and all material aspects, of any such discussions or negotiations, or

                           (ii)     failing to make or withdrawing or modifying
its recommendation referred to in Section 1.3 if there exists an Acquisition Proposal and the Board of Directors of the Company, after consultation with and based upon the advice of independent legal counsel (who may be the Company's regularly engaged independent legal counsel), determines in good faith that such action is necessary for the Board of Directors of the Company to comply with its fiduciary duties to stockholders under applicable law.

         For purposes of this Agreement, "Acquisition Proposal" shall mean any proposal to do any of the following (other than the transactions between the Company, Parent and Sub contemplated hereunder) involving the Company or any of its Subsidiaries: (i) any merger, consolidation, share exchange, recapitalization, business combination, or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 25% or more of the assets of the Company and its Subsidiaries, taken as a whole, in a single transaction or series of transactions; (iii) any tender offer or exchange offer for 25% or more of the outstanding shares of capital stock of the Company or the filing of a registration statement under the Securities Act in connection therewith; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

                  (f) No Acquisitions. The Company shall not, nor shall it permit any of its Subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof.

                  (g) No Dispositions. Other than dispositions in the ordinary course of business consistent with past practice which are not material, individually or in the aggregate, to such party and its Subsidiaries taken as a whole, the Company shall not, nor shall it permit any of its Subsidiaries to, sell, lease, encumber or otherwise dispose of, or agree to sell, lease (whether such lease is an operating or capital lease), encumber or otherwise dispose of, any of its assets.

                  (h) SEC Filings. The Company shall promptly provide Parent (or its counsel) with copies of all filings made by the Company with the SEC or any other state or federal Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

                  (i) No Dissolution, Etc. Except as otherwise permitted or contemplated by this Agreement, the Company shall not, nor shall it permit any of its Subsidiaries to, authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of the Company or any of its Subsidiaries.

                  (j) Other Actions. Except as contemplated by this Agreement, the Company will not nor will it permit any of its Subsidiaries to take or agree or commit to take any action that is reasonably likely to result in any of the Company's representations or warranties hereunder being untrue in any material respect or in any of the Company's covenants hereunder or any of the conditions to the Merger not being satisfied in all material respects.

                  (k) Certain Employee Matters. The Company and its Subsidiaries shall not (without the prior written consent of Parent): (i) grant any increases in the compensation of any of its directors, officers or key employees; (ii) pay or agree to pay any pension, retirement allowance or other employee benefit not required or contemplated by any of the existing Benefit Plans or Employee Arrangements as in effect on the date hereof to any such director, officer or key employee, whether past or present; (iii) enter into any new, or materially amend any existing, employment or severance or termination agreement with any such director, officer or key employee; or (iv) except as may be required to comply with applicable law, become obligated under any new Benefit Plan or Employee Arrangement, which was not in existence on the date hereof, or amend any such plan or arrangement in existence on the date hereof if such amendment would have the effect of materially enhancing any benefits thereunder.

                  (l)     Indebtedness; Agreements. (i) Except as set forth on
Schedule 5.1(l)(i), the Company shall not, nor shall the Company permit any of its Subsidiaries to, assume or incur (which shall be deemed to include both entering into credit agreements, lines of credit or similar arrangements and any borrowings under existing credit agreements, lines of credit or similar arrangements) any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of such party or any of its Subsidiaries or guarantee any debt securities of others or enter into any lease (whether such lease is an operating or capital lease) or create any mortgages, liens, security interests or other encumbrances on the property of the Company or any of its Subsidiaries in connection with any indebtedness thereof, or enter into any "keep well" or other agreement or arrangement to maintain the financial condition of another person.

                           (ii)     The Company shall not, nor shall the Company
permit any of its Subsidiaries to, enter into, modify, rescind, terminate, waive, release or otherwise amend in any material respect any of the terms or provisions of any Material Contract.

                  (m) Accounting. The Company shall not take any action, other than in the ordinary course of business, consistent with past practice or as required by the SEC or by law, with respect to accounting policies, procedures and practices.

                  (n) Capital Expenditures. Except for the capital expenditures set forth on Schedule 5.1(n), the Company and its Subsidiaries shall not incur any capital expenditures that, in the aggregate, are in excess of $1,000,000.


                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS

         6.1 Preparation of the Proxy Statement; Company Stockholders Meeting; Merger without a Company Stockholders Meeting.

                  (a) As soon as practicable following the acceptance for payment of and payment for shares of Company Common Stock by Sub in the Offer, the Company and Parent shall prepare and file with the SEC the Proxy Statement. The Company shall use its best efforts to respond to all SEC comments with respect to the Proxy Statement and to cause the Proxy Statement to be mailed to the Company's stockholders at the earliest practicable date. The Company, Parent and Sub, shall take all reasonable actions necessary or advisable to cause the Merger to be approved by shareholders and to effect the Merger.

                  (b) The Company will, as soon as practicable following the Proxy Trigger Date, duly call, give notice of, convene and hold the Company Stockholders Meeting for the purpose of approving this Agreement and the transactions contemplated hereby. At the Company Stockholders Meeting, Parent shall cause all of the shares of Company Common Stock then owned by Parent and Sub and any of their Subsidiaries or affiliates to be voted in favor of the Merger.

                  (c) Notwithstanding the foregoing clauses (a) and (b), in the event that Parent or any other Subsidiary of Parent shall acquire at least 90% of the outstanding shares of Company Common Stock in the Offer, the parties hereto agree, at the request of Sub, to take all necessary and appropriate action to cause the Merger to become effective, as soon as practicable after the expiration of the Offer, without a meeting of stockholders of the Company, in accordance with Section 253 of the DGCL.

                  (d) Parent shall (i) cause Sub promptly to submit this Agreement and the transactions contemplated hereby for approval and adoption by its parent by written consent of sole stockholder; (ii) cause the shares of capital stock of Sub to be voted for adoption and approval of this Agreement and the transactions contemplated hereby; and (iii) cause to be taken all additional actions necessary for Sub to adopt and approve this Agreement and the transactions contemplated hereby.

         6.2 Access to Information. Upon reasonable notice, the Company shall (and shall cause each of its Subsidiaries to) afford to the officers, employees, accountants, counsel and other Representatives of Parent (including potential financing sources and their employees, accountants, counsel and other representatives), continuing access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, the Company shall (and shall cause each of its Subsidiaries to) furnish promptly to Parent, (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to SEC requirements and (b) all other information concerning its business, properties and personnel as Parent may reasonably request. The Confidentiality Agreement between Parent and the Company (the "Confidentiality Agreement") shall apply with respect to information furnished thereunder or hereunder and any other activities contemplated thereby.

         6.3 Legal Conditions to Merger. Each of the Company, Parent and Sub will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on such party with respect to the Offer, the Merger and the transactions contemplated by the Stockholders Agreement (including furnishing all information required under the HSR Act and in connection with approvals of or filings with any other Governmental Entity) and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their Subsidiaries in connection with the Offer, the Merger and the transactions contemplated by the Stockholders Agreement; provided, however, that Parent need not so comply if required by the Department of Justice or any other Governmental Entity to hold separate, sell or otherwise dispose of any Subsidiary of Parent or the Company or assets or properties of any of the foregoing. Each of the Company, Parent and Sub will, and will cause its Subsidiaries to, take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party, required to be obtained or made by the Company, Parent or any of their Subsidiaries in connection with the Offer, the Merger, the Stockholders Agreement or the taking of any action contemplated hereby or thereby.

         6.4      Fees and Expenses.

                  (a) Except as otherwise provided in this Section 6.4 and except with respect to claims for damages incurred as a result of the breach of this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense.

                  (b) The Company agrees to pay, by delivery of a certified or cashier's check, or, if requested by Parent, by wire transfer to an account designated by Parent, Parent a fee in immediately available funds equal to $6,000,000 (the "Termination Fee") prior to the termination of this Agreement under Section 8.1(g), if any of the events set forth below occurs (each, a "Trigger Event"):

                          (i)       the Board of Directors of the Company shall
have withdrawn or adversely modified, or taken a public position materially inconsistent with, its approval or recommendation of the Offer, the Merger, this Agreement or the Stockholders Agreement; or

                          (ii)      An Acquisition Proposal has been recommended
or accepted by the Company or the Company shall have entered into an agreement (other than a confidentiality agreement as contemplated by Section 5.1(e)) with respect to an Acquisition Proposal.

                  (c) Any amounts due under this Section 6.4 that are not paid when due shall bear interest at the rate of 9% per annum from the date due through and including the date paid.

         6.5      Brokers or Finders.

                  (a) The Company represents, as to itself, its Subsidiaries and its affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finders fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, except Edwards, whose fees and expenses will be paid by the Company in accordance with the Company's agreements with such firm (copies of which have been delivered by the Company to Parent prior to the date of this Agreement).

                  (b) Parent represents, as to itself, its Subsidiaries and its affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finders fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, except BancAmerica Robertson Stephens, whose fees and expenses will be paid by Parent in accordance with Parent's agreements with such firm.

         6.6      Indemnification; Directors' and Officers' Insurance.

                  (a) The Company shall, and from and after the Effective Time, the Parent and Surviving Corporation shall, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer, director, employee or agent of the Company or any of its Subsidiaries (the "Indemnified Parties") against all losses, claims, damages, costs, expenses (including reasonable attorneys' fees and expenses), liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party of or in connection with any threatened or actual claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer, employee or agent of the Company or any of its Subsidiaries whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after, the Effective Time ("Indemnified Liabilities"), including all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby, in each case to the full extent a corporation is permitted under the DGCL to indemnify its own directors or officers as the case may be (and Parent and the Surviving Corporation, as the case may be, will pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the full extent permitted by law). Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any Indemnified Parties (whether arising before or after the Effective Time), (i) the Indemnified Parties may retain counsel satisfactory to them and the Company (or them and the Surviving Corporation after the Effective Time) and the Company (or after the Effective Time, the Surviving Corporation) shall pay all fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; and (ii) the Company (or after the Effective Time, the Surviving Corporation) will use all reasonable efforts to assist in the vigorous defense of any such matter, provided that neither the Company nor the Surviving Corporation shall be liable for any settlement effected without its prior written consent. Any Indemnified Party wishing to claim indemnification under this Section 6.6, upon learning of any such claim, action, suit, proceeding or investigation, shall notify the Company (or after the Effective Time, the Surviving Corporation) (but the failure so to notify shall not relieve a party from any liability which it may have under this Section 6.6 except to the extent such failure prejudices such party), and shall to the extent required by the DGCL deliver to the Company (or after the Effective Time, the Surviving Corporation) the undertaking contemplated by Section 145(e) of the DGCL. The Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties. The Company, Parent and Sub agree that all rights to indemnification, including provisions relating to advances of expenses incurred in defense of any action or suit, existing in favor of the Indemnified Parties with respect to matters occurring through the Effective Time, shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time; provided, however, that all rights to indemnification in respect of any Indemnified Liabilities asserted or made within such period shall continue until the disposition of such Indemnified Liabilities.

                  (b) Prior to the Effective Time, the Company shall purchase a policy of directors' and officers' liability insurance to be in effect for not less than six years after the Effective Time, providing for claims made type coverage substantially equivalent in scope and content to the coverage provided in the Company's current policies of directors' and officers' liability insurance, and the premiums therefor shall be prepaid in full with respect to matters arising before the Effective Time; provided that the Company shall not pay an annual premium for such insurance in excess of 150% of the last annual premium therefor paid by the Company prior to the date hereof; and provided further, that the Company shall consult with Parent prior to the purchase of such insurance or the purchase or renewal of any directors' and officers' liability insurance and offer Parent the opportunity to elect to purchase such insurance on behalf of the Company.

                  (c) The provisions of this Section 6.6 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his heirs and his personal representatives and shall be binding on all successors and assigns of Sub, the Company and the Surviving Corporation.

         6.7 Reasonable Efforts. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Stockholders Agreement, subject, as applicable, to the Company Stockholder Approval, including cooperating fully with the other party, and including by provision of information and making of all necessary filings in connection with, among other things, approvals under the HSR Act. In case at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either of the Constituent Corporations, the proper officers and directors of each party to this Agreement shall take all such necessary action.

         6.8 Conduct of Business of Sub. During the period of time from the date of this Agreement to the Effective Time, Sub shall not engage in any activities of any nature except as provided in or contemplated by this Agreement.

         6.9 Publicity. The parties will consult with each other and will mutually agree upon any press release or public announcement pertaining to the Offer and the Merger and shall not issue any such press release or make any such public announcement prior to such consultation and agreement, except as may be required by applicable law or by obligations arising under the Company's listing agreement with NASDAQ, in which case the party proposing to issue such press release or make such public announcement shall use reasonable efforts to consult in good faith with the other party before issuing any such press release or making any such public announcement.


                                   ARTICLE VII
                              CONDITIONS PRECEDENT

      7.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

                  (a) Stockholder Approval. This Agreement and the Merger shall have been approved and adopted by the affirmative vote of the holders of a majority of the Shares entitled to vote thereon if such vote is required by applicable law; provided that the Parent and Sub shall vote all Shares purchased pursuant to the Offer or the Stockholders Agreement in favor of the Merger.

                  (b) HSR Act. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

                  (c) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger shall be in effect; provided, however, that prior to invoking this condition, each party shall use all commercially reasonable efforts to have any such decree, ruling, injunction or order vacated.

         7.2 Conditions of Obligations of Parent and Sub. The obligations of Parent and Sub to effect the Merger are subject to the satisfaction of the following conditions, any or all of which may be waived in whole or in part by Parent and Sub:

                  (a) Payment for Shares. Sub shall have (i) accepted for payment and become obligated to pay for a number of shares of Company Common Stock tendered in the Offer such that, after such acceptance and payment, Parent and its affiliates shall own the outstanding shares of the Company Common Stock satisfying the 90% Tender Condition or (ii) elected under 1.1(c)(i) or (ii) to do a Cash Merger or waived the 90% Tender Condition in favor of the Majority Tender Condition.

                  (b) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and by the chief financial officer of the Company to such effect.

                  (c) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and by the chief financial officer of the Company to such effect.

                  (d) Consents, etc. All licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and all material licenses, permits, consents, approvals, authorizations, qualifications and orders of other third parties as are necessary in connection with the transactions contemplated hereby shall have been obtained.

                  (e) No Material Adverse Change. There shall not have occurred any material adverse change in the business, operations, assets or condition (financial or otherwise) of the Company.

                                  ARTICLE VIII
                            TERMINATION AND AMENDMENT

     8.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of the Company or Parent:

                  (a) by mutual written consent of the Company and Parent, or by mutual action of their respective Boards of Directors;

                  (b) by either the Company or Parent prior to the consummation of the Offer (i) if there has been a material breach (for purpose of this clause, a material breach by the Company shall mean a breach or series of breaches the result of which impairs the value of the Company or could reasonably be expected to impair the value of the Company by more than $3,000,000 in the aggregate) of any representation, warranty, covenant or agreement on the part of the other set forth in this Agreement which breach has not been cured within 10 business days following receipt by the breaching party of notice of such breach, or (ii) if any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and non-appealable;

                  (c) by either the Company or Parent if the Merger shall not have been consummated on or before July 31, 1998; provided, that the right to terminate this Agreement under this Section 8.1(c) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date;

                  (d) by Parent in the event an Acquisition Proposal has been made to the Company and the Company shall fail to reaffirm its approval or recommendation of the Offer, the Merger, this Agreement and the Stockholders Agreement on or before the fifth business day following the date on which such Acquisition Proposal shall have been made;

                  (e) subject to the provisions of Section 1.1(c), by Parent or Company, if the Offer terminates, is withdrawn, abandoned or expires by reason of the failure to satisfy any condition set forth in Exhibit A hereto, except solely by reason of the failure to satisfy the 90% Tender Condition when the Majority Tender Condition is satisfied;

                  (f) except if Section 1.1(c) is applicable and Parent and Sub shall have elected to terminate the Offer and pursue the Cash Merger, by the Company, if the Offer shall have expired or have been withdrawn, abandoned or terminated without any shares of Company Common Stock being purchased by Sub thereunder on or prior to the 90th day after the date of commencement of the Offer pursuant to section 1.2 hereof, or;

                  (g) by Parent or the Company in the event that a Trigger Event has occurred under Section 6.4(b), but the parties acknowledge that the Company may not terminate this Agreement under this Section 8.1(g) until it has paid the Termination Fee as contemplated by Section 6.4(b).

         8.2 Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Sub or the Company or their respective affiliates, officers, directors or shareholders except (i) with respect to this
Section 8.2, the second sentence of Section 6.2, and Section 6.4, and (ii) for any breach by a party hereto of any of its representations or warranties, or of any of its covenants or agreements as set forth in this Agreement except as provided in Section 9.7.

         8.3 Amendment. Subject to applicable law and Section 1.4(b) hereof, this Agreement may be amended, modified or supplemented only by written agreement of Parent, Sub and the Company at any time prior to the Effective Date with respect to any of the terms contained herein; provided, however, that, after this Agreement is approved by the Company's stockholders, no such amendment or modification shall reduce the amount or change the form of consideration to be delivered to the stockholders of the Company or the manner in which it will be paid.

         8.4 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed and subject to Section 1.4(b) hereof: (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto; (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto; and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

                                   ARTICLE IX
                               GENERAL PROVISIONS

         9.1 Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for the agreements contained in Article III, and Section 6.6 hereof. The Confidentiality Agreement shall survive the execution and delivery of this Agreement, and the provisions of the Confidentiality Agreement shall apply to all information and material delivered by any party hereunder.

         9.2 Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, telegraphed or telecopied or sent by certified or registered mail, postage prepaid, and shall be deemed to be given, dated and received when so delivered personally, telegraphed or telecopied or, if mailed, five business days after the date of mailing to the following address or telecopy number, or to such other address or addresses as such person may subsequently designate by notice given hereunder:

                  (a)      if to Parent or Sub, to:

                           Hadco Corporation
                           12A Manor Parkway
                           Salem, NH  03079
                           Attn: Timothy P. Losik

                           Telephone:       (603) 898-8000
                           Telecopy:        (603) 893-0025


                           with a copy to:

                           Testa, Hurwitz & Thibeault, LLP
                           125 High Street
                           Boston, MA  02110
                           Attention:  Stephen A. Hurwitz
                                       George W. Lloyd
                           Telephone:       (617) 248-7000
                           Telecopy:        (617) 248-7100

                  (b)      if to the Company, to:

                           Continental Circuits Corp.
                           3502 E. Roeser Road
                           Phoenix, AZ 85040
                           Attn: Chief Executive Officer

                           Telephone:       (602) 268-3461
                           Telecopy:        (602) 232-9157
                           with copies to:

                           Quarles & Brady
                           One East Camelback
                           Suite 400
                           Phoenix, AZ 85012
                           Attention: P. Robert Moya
                           Telephone: (602) 230-5500
                           Telecopy:   (602) 230-5598

         9.3 Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents, glossary of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the word "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available.

         9.4 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         9.5 Entire Agreement; No Third Party Beneficiaries; Rights of Ownership. This Agreement (together with the Confidentiality Agreement, the Stockholders Agreement and any other documents and instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and, except as provided in Section 6.6, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

         9.6 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

         9.7 No Remedy in Certain Circumstances. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith or not to take an action consistent herewith or required hereby, the validity, legality and enforceability of the remaining provisions and obligations contained or set forth herein shall not in any way be affected or impaired thereby, unless the foregoing inconsistent action or the failure to take an action constitutes a material breach of this Agreement or makes the Agreement impossible to perform in which case this Agreement shall terminate pursuant to Article VIII hereof. Except as otherwise contemplated by this Agreement, to the extent that a party hereto took an action inconsistent herewith or failed to take action consistent herewith or required hereby pursuant to an order or judgment of a court or other competent authority, such party shall incur no liability or obligation unless such party did not in good faith seek to resist or object to the imposition or entering of such order or judgment.

         9.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to any newly-formed direct wholly-owned Subsidiary of Parent. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         9.9 Obligations of Sub. Parent shall cause Sub or any assignee of Sub to, and Parent hereby unconditionally guarantees that Sub or any such assignee shall, duly and timely perform each and every obligation of Sub or any such assignee hereunder.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                    HADCO CORPORATION



                                    By: /s/ Andrew E. Lietz
                                       -----------------------------------------
                                    Name: Andrew E. Lietz
                                         ---------------------------------------
                                    Title: Chief Executive Officer
                                          --------------------------------------


                                    HADCO ACQUISITION CORP. II



                                    By: /s/ Andrew E. Lietz
                                       -----------------------------------------
                                    Name: Andrew E. Lietz
                                         ---------------------------------------
                                    Title: Chief Executive Officer
                                          --------------------------------------



                                    CONTINENTAL CIRCUITS CORP.



                                    By: /s/ Frederick G. McNamee, III
                                       -----------------------------------------
                                    Name: Frederick G. McNamee, III
                                         ---------------------------------------
                                    Title: President and Chief Executive Officer
                                          --------------------------------------

                                                                       EXHIBIT A


         The capitalized terms used in this Exhibit A shall have the respective meanings given to such terms in the Agreement and Plan of Merger, dated as of February 16, 1998, among Hadco Corporation, Hadco Acquisition Corp. II and Continental Circuits Corp. (the "Merger Agreement") to which this Exhibit A is attached.

                             CONDITIONS TO THE OFFER

         Notwithstanding any other provision of the Offer, Sub shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act (relating to Sub's obligation to pay for or return tendered Shares promptly after expiration or termination of the Offer), to pay for any Shares tendered, and may postpone the acceptance for payment or, subject to the restriction referred to above, payment for any Shares tendered, and may amend (subject to Section 1.1(b) of the Merger Agreement) or terminate the Offer (whether or not any Shares have theretofore been purchased or paid for) if, (i) there has not been validly tendered and not withdrawn prior to the time the Offer shall otherwise expire a number of Shares which constitutes at least 90% of the Shares outstanding on a fully-diluted basis on the date of purchase ("on a fully-diluted basis" having the following meaning, as of any date: the number of Shares outstanding, together with Shares the Company may be then required to issue pursuant to obligations outstanding at that date under stock option, stock purchase or other benefit plans or otherwise); (ii) all material regulatory and related approvals have not been obtained or made on terms reasonably satisfactory to Sub; (iii) any applicable waiting periods under the HSR Act shall not have expired or been terminated prior to the expiration of the Offer; or (iv) at any time on or after the date of the Merger Agreement and before acceptance for payment of, or payment for, such Shares any of the following events shall occur:

         (A) There shall have been threatened, instituted or pending any action, proceeding, application or counterclaim by or before any court or governmental, regulatory or administrative agency, authority or tribunal, domestic, foreign or supranational (other than actions, proceedings, applications or counterclaims filed or initiated by Sub), which (i) seeks to challenge the acquisition by Sub of the Shares, restrain, prohibit or delay the making or consummation of the Offer or the Merger or any other merger or business combination involving Sub or any of its affiliates and the Company or any of its subsidiaries, prohibit the performance of any of the contracts or other agreements entered into by Sub or any of its affiliates in connection with the acquisition of the Company or the Shares, or obtain any material damages in connection with any of the foregoing,
(ii) seeks to make the purchase of or payment for, some or all of the Shares pursuant to the Offer, the Merger or otherwise, illegal, (iii) seeks to impose limitations on the ability of Sub or the Company or any of their respective affiliates or subsidiaries effectively to acquire or hold, or requiring Sub, the Company or any of their respective affiliates or subsidiaries to dispose of or hold separate, any portion of the assets or the business of Sub or its affiliates or the Company or its subsidiaries, or impose limitations on the ability of Sub, the Company or any of their respective affiliates or subsidiaries to continue to conduct, own or operate all or any portion of their businesses and assets as heretofore conducted, owned or operated, (iv) seeks to impose or may result in material limitations on the ability of Sub or any of its affiliates to exercise full rights of ownership of the Shares purchased by them, including, without limitation, the right to vote the Shares purchased by them on all matters properly presented to the stockholders of the Company, or the right to vote any shares of capital stock of any subsidiary directly or indirectly owned by the Company, (v) is reasonably likely to result in a material diminution in the benefits expected to be derived by Sub as a result of the transactions contemplated by the Offer, including the Merger, (vi) seeks to impose voting, procedural, price or other requirements in addition to those under Delaware Law and federal securities laws (each as in effect on the date of the Offer to Purchase) or any material condition to the Offer in any such case which is unacceptable (in its reasonable judgment) to Sub or (vii) challenges or adversely and materially affects the financing of the Offer;

         (B) There shall have been formally proposed, sought, promulgated, enacted, entered or made applicable to the Offer or the Merger or enforced by any domestic, foreign or supranational government or any governmental, administrative or regulatory authority or agency or by any court or tribunal, domestic, foreign or supranational, any statute, rule, regulation, judgment, decree, order or injunction that might result in any of the consequences referred to in clauses (i) through (vii) of paragraph (A) above;

         (C) There shall have occurred any of the following which, in the good faith judgment of the Parent and Sub, make it inadvisable to proceed with the Offer and acceptance for payment of, and payment for, the Shares (1) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market in the United States, (2) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (3) the commencement of a war, armed hostilities or other international or national calamity, directly or indirectly involving the United States, (4) any limitations (whether or not mandatory) imposed by any governmental authority on, or any event which might have material adverse significance with respect to, the nature or extension of credit or further extension of credit by banks or other lending institutions,
(5) any significant adverse change in the equity or debt markets in the United States which shall be continuing as of the expiration of the Offer, or (6) in the case of any of the foregoing, a material acceleration or worsening thereof;

         (D) The representations and warranties of the Company contained in the Merger Agreement (without giving effect to any "Material Adverse Effect", "materiality" or similar qualifications contained therein) shall not be true and correct in all material respects (for purpose of this clause, a failure of the representations and warranties to be true and correct in all material respects shall mean a failure or series of failures the result of which impairs the value of the Company or could reasonably be expected to impair the value of the Company by more than $3,000,000 as of the date of the consummation of the Offer as though made on and as of such date except (1) for changes specifically permitted by the Merger Agreement and (2) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date;

         (E) The obligations of the Company contained in the Merger Agreement (without giving effect to any "Material Adverse Effect", "materiality" or similar qualifications contained therein) shall not have been performed or complied with in all material respects by the Company;

         (F) The Merger Agreement shall have been terminated in accordance with its terms;

         (G) Prior to the purchase of Shares pursuant to the Offer, an Acquisition Proposal for the Company exists and the Board shall have withdrawn or materially modified or changed (including by amendment of the Schedule 14D-9) in a manner adverse to Sub its recommendation of the Offer, the Merger Agreement or the Merger;

         (H) Any person or group (other than Parent and Sub) shall have entered into a definitive agreement or agreement in principle with the Company with respect to a merger, consolidation or other business combination with the Company; or

         (I) The Company shall have suffered a material adverse change in its business, operations, assets or condition (financial or otherwise).

         The foregoing conditions are for the sole benefit of Sub and its affiliates and may be asserted by Sub regardless of the circumstances (other than any action or inaction by Parent, Sub or any of their affiliates) giving rise to any such condition or may be waived by Sub, in whole or in part, from time to time in its sole discretion, except as otherwise provided in the Agreement. The failure by Sub at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right and may be asserted at any time and from time to time. Any reasonable determination by Sub concerning any of the events described herein shall be final and binding.

                                                                     EXHIBIT C

                              AMENDED AND RESTATED
                                   BY-LAWS OF


                             SURVIVING CORPORATION


                                *****************


                             A DELAWARE CORPORATION



                                                        Dated: February __, 1998

ARTICLE I   MEETINGS OF STOCKHOLDERS..............................................................................1

SECTION 1. PLACE OF MEETINGS......................................................................................1
SECTION 2. ANNUAL MEETING.........................................................................................1
SECTION 3. SPECIAL MEETINGS.......................................................................................1
SECTION 4. NOTICE OF MEETINGS.....................................................................................1
SECTION 5. VOTING LIST............................................................................................2
SECTION 6. QUORUM.................................................................................................2
SECTION 7. ADJOURNMENTS...........................................................................................2
SECTION 8. ACTION AT MEETINGS.....................................................................................2
SECTION 9. VOTING AND PROXIES.....................................................................................3
SECTION 10. ACTION WITHOUT MEETING................................................................................3

ARTICLE II   DIRECTORS............................................................................................3

SECTION 1. NUMBER, ELECTION, TENURE AND QUALIFICATION.............................................................3
SECTION 2. ENLARGEMENT............................................................................................3
SECTION 3. VACANCIES..............................................................................................4
SECTION 4. RESIGNATION AND REMOVAL................................................................................4
SECTION 5. GENERAL POWERS.........................................................................................4
SECTION 6. CHAIRMAN OF THE BOARD..................................................................................4
SECTION 7. PLACE OF MEETINGS......................................................................................4
SECTION 8. REGULAR MEETINGS.......................................................................................4
SECTION 9. SPECIAL MEETINGS.......................................................................................4
SECTION 10. QUORUM, ACTION AT MEETING, ADJOURNMENTS...............................................................5
SECTION 11. ACTION BY CONSENT.....................................................................................5
SECTION 12. TELEPHONIC MEETINGS...................................................................................5
SECTION 13. COMMITTEES............................................................................................5
SECTION 14. COMPENSATION..........................................................................................6

ARTICLE III   OFFICERS............................................................................................6

SECTION 1. ENUMERATION............................................................................................6
SECTION 2. ELECTION...............................................................................................6
SECTION 3. TENURE.................................................................................................6
SECTION 4. PRESIDENT..............................................................................................7
SECTION 5. VICE-PRESIDENTS........................................................................................7
SECTION 6. SECRETARY..............................................................................................7
SECTION 7. ASSISTANT SECRETARIES..................................................................................8
SECTION 8. TREASURER..............................................................................................8
SECTION 9. ASSISTANT TREASURERS...................................................................................8
SECTION 10. BOND..................................................................................................8

ARTICLE IV   NOTICES..............................................................................................9

SECTION 1. DELIVERY...............................................................................................9
SECTION 2. WAIVER OF NOTICE.......................................................................................9

ARTICLE V   INDEMNIFICATION.......................................................................................9

                                                         i

SECTION 1. ACTIONS OTHER THAN BY OR IN THE RIGHT OF THE CORPORATION...............................................9
SECTION 2. ACTIONS BY OR IN THE RIGHT OF THE CORPORATION.........................................................10
SECTION 3. SUCCESS ON THE MERITS.................................................................................10
SECTION 4. SPECIFIC AUTHORIZATION................................................................................10
SECTION 5. ADVANCE PAYMENT.......................................................................................10
SECTION 6. NON-EXCLUSIVITY.......................................................................................11
SECTION 7. INSURANCE.............................................................................................11
SECTION 8. CONTINUATION OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES...........................................11
SECTION 9. SEVERABILITY..........................................................................................11
SECTION 10. INTENT OF ARTICLE....................................................................................11

ARTICLE VI   CAPITAL STOCK.......................................................................................11

SECTION 1. CERTIFICATES OF STOCK.................................................................................11
SECTION 2. LOST CERTIFICATES.....................................................................................12
SECTION 3. TRANSFER OF STOCK.....................................................................................12
SECTION 4. RECORD DATE...........................................................................................12
SECTION 5. REGISTERED STOCKHOLDERS...............................................................................13

ARTICLE VII   CERTAIN TRANSACTIONS...............................................................................13

SECTION 1. TRANSACTIONS WITH INTERESTED PARTIES..................................................................13
SECTION 2. QUORUM................................................................................................14

ARTICLE VIII   GENERAL PROVISIONS................................................................................14

SECTION 1. DIVIDENDS.............................................................................................14
SECTION 2. RESERVES..............................................................................................14
SECTION 3. CHECKS................................................................................................14
SECTION 4. FISCAL YEAR...........................................................................................14
SECTION 5. SEAL..................................................................................................14

ARTICLE IX   AMENDMENTS..........................................................................................15


Addendum
         Register of Amendments to the By-Laws

                                                        ii

                             SURVIVING CORPORATION

                                    * * * * *

                              AMENDED AND RESTATED
                                     BY-LAWS

                                    * * * * *


                                    ARTICLE I

                            MEETINGS OF STOCKHOLDERS

         Section 1. Place of Meetings. All meetings of the stockholders shall be held at such place within or without the State of Delaware as may be fixed from time to time by the board of directors or the chief executive officer, or if not so designated, at the registered office of the corporation.

         Section 2. Annual Meeting. Annual meetings of stockholders shall be held on the second Tuesday of March in each year if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10:00 a.m., or at such other date and time as shall be designated from time to time by the board of directors or the chief executive officer, at which meeting the stockholders shall elect by a plurality vote a board of directors and shall transact such other business as may properly be brought before the meeting. If no annual meeting is held in accordance with the foregoing provisions, the board of directors shall cause the meeting to be held as soon thereafter as convenient, which meeting shall be designated a special meeting in lieu of annual meeting.

         Section 3. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, may, unless otherwise prescribed by statute or by the certificate of incorporation, be called by the board of directors or the chief executive officer and shall be called by the chief executive officer or secretary at the request in writing of a majority of the board of directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

         Section 4. Notice of Meetings. Except as otherwise provided by law, written notice of each meeting of stockholders, annual or special, stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten or more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting.

         Section 5. Voting List. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city or town where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         Section 6. Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute, the certificate of incorporation or these by-laws. Where a separate vote by a class or classes is required, a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter. If no quorum shall be present or represented at any meeting of stockholders, such meeting may be adjourned in accordance with Section 7 hereof, until a quorum shall be present or represented.

         Section 7. Adjournments. Any meeting of stockholders may be adjourned from time to time to any other time and to any other place at which a meeting of stockholders may be held under these by-laws, which time and place shall be announced at the meeting, by a majority of the stockholders present in person or represented by proxy at the meeting and entitled to vote (whether or not a quorum is present), or, if no stockholder is present or represented by proxy, by any officer entitled to preside at or to act as secretary of such meeting, without notice other than announcement at the meeting. At such adjourned meeting, any business may be transacted which might have been transacted at the original meeting, provided that a quorum either was present at the original meeting or is present at the adjourned meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 8. Action at Meetings. When a quorum is present at any meeting, the affirmative vote of the holders of a majority of the stock present in person or represented by proxy, entitled to vote and voting on the matter (or where a separate vote by a class or classes is required, the affirmative vote of the majority of shares of such class or classes present in person or represented by proxy at the meeting) shall decide any matter (other than the election of directors) brought before such meeting, unless the matter is one upon which by express provision of law, the certificate of incorporation or these by-laws, a different vote is required, in which case such express provision shall govern and control the decision of such matter. The stock of holders who abstain from voting on any matter shall be deemed not to have been voted on such matter. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting, entitled to vote and voting on the election of directors.

         Section 9. Voting and Proxies. Unless otherwise provided in the certificate of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote for each share of capital stock having voting power held of record by such stockholder. Each stockholder entitled to vote at a meeting of stockholders, or to express consent or dissent to corporate action in writing without a meeting, may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

         Section 10. Action Without Meeting. Any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be (1) signed and dated by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and (2) delivered to the corporation within sixty days of the earliest dated consent by delivery to its registered office in the State of Delaware (in which case delivery shall be by hand or by certified or registered mail, return receipt requested), its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.


                                   ARTICLE II

                                    DIRECTORS

         Section 1. Number, Election, Tenure and Qualification. The number of directors which shall constitute the whole board shall be not less than one. Within such limit, the number of directors shall be determined by resolution of the board of directors or by the stockholders at the annual meeting or at any special meeting of stockholders. The directors shall be elected at the annual meeting or at any special meeting of the stockholders, except as provided in
Section 3 of this Article, and each director elected shall hold office until his successor is elected and qualified, unless sooner displaced. Directors need not be stockholders.

         Section 2. Enlargement. The number of the board of directors may be increased at any time by vote of a majority of the directors then in office.

         Section 3. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. In the event of a vacancy in the board of directors, the remaining directors, except as otherwise provided by law or these by-laws, may exercise the powers of the full board until the vacancy is filled.

         Section 4. Resignation and Removal. Any director may resign at any time upon written notice to the corporation at its principal place of business or to the chief executive officer or secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event. Any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, unless otherwise specified by law or the certificate of incorporation.

         Section 5. General Powers. The business and affairs of the corporation shall be managed by its board of directors, which may exercise all powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

         Section 6. Chairman of the Board. If the board of directors appoints a chairman of the board, he shall, when present, preside at all meetings of the stockholders and the board of directors. He shall perform such duties and possess such powers as are customarily vested in the office of the chairman of the board or as may be vested in him by the board of directors.

         Section 7. Place of Meetings. The board of directors may hold meetings, both regular and special, either within or without the State of Delaware.

         Section 8. Regular Meetings. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board; provided that any director who is absent when such a determination is made shall be given prompt notice of such determination. A regular meeting of the board of directors may be held without notice immediately after and at the same place as the annual meeting of stockholders.

         Section 9. Special Meetings. Special meetings of the board may be called by the chief executive officer, secretary, or on the written request of two or more directors, or by one director in the event that there is only one director in office. Two days' notice to each director, either personally or by telegram, cable, telecopy, commercial delivery service, telex or similar means sent to his business or home address, or three days' notice by written notice deposited in the mail, shall be given to each director by the secretary or by the officer or one of the directors calling the meeting. A notice or waiver of notice of a meeting of the board of directors need not specify the purposes of the meeting.

         Section 10. Quorum, Action at Meeting, Adjournments. At all meetings of the board a majority of directors then in office, but in no event less than one third of the entire board, shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by law or by the certificate of incorporation. For purposes of this section, the term "entire board" shall mean the number of directors last fixed by the stockholders or directors, as the case may be, in accordance with law and these by-laws; provided, however, that if less than all the number so fixed of directors were elected, the "entire board" shall mean the greatest number of directors so elected to hold office at any one time pursuant to such authorization. If a quorum shall not be present at any meeting of the board of directors, a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 11. Action by Consent. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

         Section 12. Telephonic Meetings. Unless otherwise restricted by the certificate of incorporation or these by-laws, members of the board of directors or of any committee thereof may participate in a meeting of the board of directors or of any committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

         Section 13. Committees. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation; and, unless the resolution designating such committee or the certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. Each committee shall keep regular minutes of its meetings and make such reports to the board of directors as the board of directors may request. Except as the board of directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these by-laws for the conduct of its business by the board of directors.

         Section 14. Compensation. Unless otherwise restricted by the certificate of incorporation or these by-laws, the board of directors shall have the authority to fix from time to time the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and the performance of their responsibilities as directors and may be paid a fixed sum for attendance at each meeting of the board of directors and/or a stated salary as director. No such payment shall preclude any director from serving the corporation or its parent or subsidiary corporations in any other capacity and receiving compensation therefor. The board of directors may also allow compensation for members of special or standing committees for service on such committees.


                                   ARTICLE III

                                    OFFICERS

         Section 1. Enumeration. The officers of the corporation shall be chosen by the board of directors and shall be a president, a secretary and a treasurer and such other officers with such titles, terms of office and duties as the board of directors may from time to time determine, including a chairman of the board, one or more vice-presidents, and one or more assistant secretaries and assistant treasurers. If authorized by resolution of the board of directors, the chief executive officer may be empowered to appoint from time to time assistant secretaries and assistant treasurers. Any number of offices may be held by the same person, unless the certificate of incorporation or these by-laws otherwise provide.

         Section 2. Election. The board of directors at its first meeting after each annual meeting of stockholders shall choose a president, a secretary and a treasurer. Other officers may be appointed by the board of directors at such meeting, at any other meeting, or by written consent.

         Section 3. Tenure. The officers of the corporation shall hold office until their successors are chosen and qualify, unless a different term is specified in the vote choosing or appointing him, or until his earlier death, resignation or removal. Any officer elected or appointed by the board of directors or by the chief executive officer may be removed at any time, with or without cause, by the affirmative vote of a majority of the board of directors or a committee duly authorized to do so, except that any officer appointed by the chief executive officer may also be removed at any time, with or without cause, by the chief executive officer. Any vacancy occurring in any office of the corporation may be filled by the board of directors, at its discretion. Any officer may resign by delivering his written resignation to the corporation at its principal place of business or to the chief executive officer or the secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

         Section 4. President. The president shall be the chief operating officer of the corporation. He shall also be the chief executive officer unless the board of directors otherwise provides. If no chief executive officer shall have been appointed by the board of directors, all references herein to the "chief executive officer" shall be to the president. The president shall, unless the board of directors provides otherwise in a specific instance or generally, preside at all meetings of the stockholders and the board of directors, have general and active management of the business of the corporation and see that all orders and resolutions of the board of directors are carried into effect. The president shall execute bonds, mortgages, and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

         Section 5. Vice-Presidents. In the absence of the president or in the event of his or her inability or refusal to act, the vice-president, or if there be more than one vice-president, the vice-presidents in the order designated by the board of directors or the chief executive officer (or in the absence of any designation, then in the order determined by their tenure in office) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice-presidents shall perform such other duties and have such other powers as the board of directors or the chief executive officer may from time to time prescribe.

         Section 6. Secretary. The secretary shall have such powers and perform such duties as are incident to the office of secretary. The secretary shall maintain a stock ledger and prepare lists of stockholders and their addresses as required and shall be the custodian of corporate records. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be from time to time prescribed by the board of directors or chief executive officer, under whose supervision the secretary shall be. The secretary shall have custody of the corporate seal of the corporation and the secretary, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his or her signature.

         Section 7. Assistant Secretaries. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors, the chief executive officer or the secretary (or if there be no such determination, then in the order determined by their tenure in office), shall, in the absence of the secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors, the chief executive officer or the secretary may from time to time prescribe. In the absence of the secretary or any assistant secretary at any meeting of stockholders or directors, the person presiding at the meeting shall designate a temporary or acting secretary to keep a record of the meeting.

         Section 8. Treasurer. The treasurer shall perform such duties and shall have such powers as may be assigned to him or her by the board of directors or the chief executive officer. In addition, the treasurer shall perform such duties and have such powers as are incident to the office of treasurer. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors. He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the chief executive officer and the board of directors, when the chief executive officer or board of directors so requires, an account of all his or her transactions as treasurer and of the financial condition of the corporation.

         Section 9. Assistant Treasurers. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors, the chief executive officer or the treasurer (or if there be no such determination, then in the order determined by their tenure in office), shall, in the absence of the treasurer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors, the chief executive officer or the treasurer may from time to time prescribe.

         Section 10. Bond. If required by the board of directors, any officer shall give the corporation a bond in such sum and with such surety or sureties and upon such terms and conditions as shall be satisfactory to the board of directors, including without limitation a bond for the faithful performance of the duties of his office and for the restoration to the corporation of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control and belonging to the corporation.


                                   ARTICLE IV

                                     NOTICES


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
         Section 1. Delivery. Whenever, under the provisions of law, or of the certificate of incorporation or these by-laws, written notice is required to be given to any director or stockholder, such notice may be given by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Unless written notice by mail is required by law, written notice may also be given by telegram, cable, telecopy, commercial delivery service, telex or similar means, addressed to such director or stockholder at his address as it appears on the records of the corporation, in which case such notice shall be deemed to be given when delivered into the control of the persons charged with effecting such transmission, the transmission charge to be paid by the corporation or the person sending such notice and not by the addressee. Oral notice or other in-hand delivery (in person or by telephone) shall be deemed given at the time it is actually given.

         Section 2. Waiver of Notice. Whenever any notice is required to be given under the provisions of law or of the certificate of incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.


                                    ARTICLE V

                                 INDEMNIFICATION

         Section 1. Actions other than by or in the Right of the Corporation. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         Section 2. Actions by or in the Right of the Corporation. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

         Section 3. Success on the Merits. To the extent that any person described in Section 1 or 2 of this Article V has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in said Sections, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         Section 4. Specific Authorization. Any indemnification under Section 1 or 2 of this Article V (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of any person described in said Sections is proper in the circumstances because he has met the applicable standard of conduct set forth in said Sections. Such determination shall be made (1) by the board of directors by a majority vote of directors who were not parties to such action, suit or proceeding (even though less than a quorum), or (2) if there are no disinterested directors or if a majority of disinterested directors so directs, by independent legal counsel (who may be regular legal counsel to the corporation) in a written opinion, or (3) by the stockholders of the corporation.

         Section 5. Advance Payment. Expenses incurred in defending a pending or threatened civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of any person described in said Section to repay such amount if it shall ultimately be determined that he or she is not entitled to indemnification by the corporation as authorized in this Article V.

         Section 6. Non-Exclusivity. The indemnification and advancement of expenses provided by, or granted pursuant to, the other Sections of this Article V shall not be deemed exclusive of any other rights to which those provided indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

         Section 7. Insurance. The board of directors may authorize, by a vote of the majority of the full board, the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article V.

         Section 8. Continuation of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article V shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         Section 9. Severability. If any word, clause or provision of this
Article V or any award made hereunder shall for any reason be determined to be invalid, the provisions hereof shall not otherwise be affected thereby but shall remain in full force and effect.

         Section 10. Intent of Article. The intent of this Article V is to provide for indemnification and advancement of expenses to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware. To the extent that such Section or any successor section may be amended or supplemented from time to time, this Article V shall be amended automatically and construed so as to permit indemnification and advancement of expenses to the fullest extent from time to time permitted by law.


                                   ARTICLE VI

                                  CAPITAL STOCK

         Section 1. Certificates of Stock. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the chairman or vice-chairman of the board of directors, or the president or a vice-president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by such holder in the corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares, the total amount of the consideration to be paid therefor, and the amount paid thereon shall be specified.

         Section 2. Lost Certificates. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to give reasonable evidence of such loss, theft or destruction, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate.

         Section 3. Transfer of Stock. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and proper evidence of compliance with other conditions to rightful transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

         Section 4. Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which shall not be more than sixty days nor less then ten days before the date of such meeting. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held. In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the board of directors. If no record date is fixed, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by statute, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation as provided in Section 10 of Article I. If no record date is fixed and prior action by the board of directors is required, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the board of directors adopts the resolution taking such prior action. In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted, and which shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating to such purpose.

         Section 5. Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.


                                   ARTICLE VII

                              CERTAIN TRANSACTIONS

         Section 1. Transactions with Interested Parties. No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction or solely because his or their votes are counted for such purpose, if:

         (a) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

         (b) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

         (c) The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee thereof, or the stockholders.

         Section 2. Quorum. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.


                                  ARTICLE VIII

                               GENERAL PROVISIONS

         Section 1. Dividends. Dividends upon the capital stock of the corporation, if any, may be declared by the board of directors at any regular or special meeting or by written consent, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

         Section 2. Reserves. The directors may set apart out of any funds of the corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.

         Section 3. Checks. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

         Section 4. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

         Section 5. Seal. The board of directors may, by resolution, adopt a corporate seal. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the word "Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. The seal may be altered from time to time by the board of directors.


                                   ARTICLE IX

                                   AMENDMENTS

         These by-laws may be altered, amended or repealed or new by-laws may be adopted by the stockholders or by the board of directors, when such power is conferred upon the board of directors by the certificate of incorporation, at any regular meeting of the stockholders or of the board of directors or at any special meeting of the stockholders or of the board of directors provided, however, that in the case of a regular or special meeting of stockholders, notice of such alteration, amendment, repeal or adoption of new by-laws be contained in the notice of such meeting.

                      Register of Amendments to the By-laws



Date                              Section Affected                        Change
--------------------------------------------------------------------------------

                                                                     EXHIBIT B

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

                                       OF

                             SURVIVING CORPORATION,
                             a Delaware Corporation

                                   * * * * * *

         FIRST. The name of the corporation is Continental Circuits Corp. (the "Corporation").

         SECOND. The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, Delaware. The name of its registered agent at such address is CT Corporation System.

        THIRD. The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH. The total number of shares of stock which the Corporation shall have authority to issue is 3,000 shares of Common Stock with a par value of One Cent ($.01) per share.

         FIFTH. The Corporation is to have perpetual existence.

         SIXTH. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware:

         A. The Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the By-Laws of the Corporation.

         B. Elections of directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

         C. The books of the Corporation may be kept at such place within or without the State of Delaware as the By-Laws of the Corporation may provide or as may be designated from time to time by the Board of Directors of the Corporation.

         SEVENTH. The Corporation eliminates the personal liability of each member of its Board of Directors to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that, to the extent provided by applicable law, the foregoing shall not eliminate the liability of a director (i) for any breach of such director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the Delaware Code or (iv) for any transaction from which such director derived an improper personal benefit. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

         EIGHTH. The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon a stockholder herein are granted subject to this reservation.

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